UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Ambac Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMBAC FINANCIAL GROUP, INC.

NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date:

Tuesday, May 2, 2006

at 11:30 A.M. (local time)

Meeting Place:

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

March 27, 2006

Dear Stockholders:

It is our pleasure to invite you to Ambac’s 2006 Annual Meeting of Stockholders.

We will hold the meeting on Tuesday, May 2, 2006, at 11:30 a.m. at our executive offices in New York City. At the stockholders meeting, Mr. Lassiter will cover the business items and Mr. Genader will review the major developments of 2005 and answer your questions.

This booklet includes the Notice of the 2006 Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting.

Your vote is important. Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Phillip B. Lassiter	Robert J. Genader
Chairman of the Board	President and Chief Executive Officer

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

March 27, 2006

Dear Stockholders:

We will hold the 2006 Annual Meeting of Stockholders on Tuesday, May 2, 2006 at 11:30 a.m. (Eastern Standard time) at our executive offices at One State Street Plaza in New York City. At the Annual Meeting, we will ask you to:

•	Elect eight directors;

•	Ratify the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2006; and

•	Consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 6, 2006.

Along with the attached Proxy Statement, we are also sending you the Ambac 2005 Annual Report, which includes our 2005 Annual Report on Form 10-K and financial statements.

Anne Gill Kelly

Managing Director, Corporate Secretary

and Assistant General Counsel

PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because Ambac’s Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

What Proposals will be Voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	The election of eight directors; and

•	The ratification of the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2006.

What is Ambac’s Board’s voting recommendation?

Ambac’s Board recommends that you vote your shares “FOR” each of the nominees of the Board, and “FOR” the ratification of the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2006.

Who Is Entitled to Vote?

March 6, 2006 is the record date for the Annual Meeting. If you owned Ambac common stock at the close of business on March 6, 2006, you are entitled to vote. On that date, there were 105,524,792 shares of Ambac common stock outstanding and entitled to vote at the Annual Meeting. Ambac common stock is our only class of voting stock. We will begin mailing this Proxy Statement on March 27, 2006 to all stockholders entitled to vote.

How Many Votes Do I Have?

You have one vote for each share of Ambac common stock that you owned at the close of business on March 6, 2006. The proxy card indicates the number.

What is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Most stockholders of Ambac hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Ambac’s transfer agent, Citibank, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent to you directly by Ambac. As the stockholder of record, you have the right to grant your voting proxy directly to Ambac or to vote in person at the Annual Meeting. Ambac has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “How Do I Vote In Person at the Annual Meeting?”. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet?”.

How Do I Vote by Proxy?

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” Proposal 1 (Elect Eight Directors); and

•	“FOR” Proposal 2 (Ratify Selection of KPMG LLP, an independent registered public accounting firm, as Independent Auditors for 2006).

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Vote by Telephone or Via the Internet?

Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker or bank).

If you are a stockholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

If you are a beneficial owner and held your shares in “street name”, you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote.

May I Revoke My Proxy?

Yes. If you change your mind after you send in your proxy card, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date;

•	Send a letter revoking your proxy to Ambac’s Corporate Secretary at the address indicated on page 52 under “Information about Stockholder Proposals”; or

•	Attend the Annual Meeting and vote in person.

How Do I Vote in Person at the Annual Meeting?

You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Ambac recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares beneficially owned and held in “street name” may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 6, 2006.

How Do Employees in the Ambac Stock Fund Vote?

If you are an employee who participates in our Savings Incentive Plan (“SIP”), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. The SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of March 6, 2006.

•	If you complete, sign and return the voting instruction card on time, the SIP trustee will vote the shares as you have directed.

•	If you do not complete, sign and return the voting instruction card on time, the SIP trustee will not vote the shares credited to your account.

What Votes Need to be Present to Hold the Annual Meeting?

We need a majority of the shares of Ambac common stock outstanding on March 6, 2006 to be present, in person or by proxy, to hold the Annual Meeting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Eight Directors	The eight nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority to vote” for any nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratify Selection of Independent Auditors	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP, an independent registered public accounting firm, as independent auditors for 2006. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

How are Votes Counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

What Is the Effect of Broker Non-Votes?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, if your broker holds your shares in its “street” name, the broker may vote your shares on Proposal 1 (Elect Eight Directors) and Proposal 2 (Ratify Selection of Independent Auditors) even if it does not receive instructions from you.

Is Voting Confidential?

We maintain a policy of keeping all the proxies and ballots confidential. The Inspectors of Election will forward to management any written comments that you make on the proxy card.

If More than One Member of My Household Owns Shares, Will We Receive Separate Annual Meeting Materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are sending only one Annual Report and Proxy Statement to stockholders who have the same address and last name unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This “householding” practice reduces our printing and postage costs. Stockholders may request a separate copy of the Annual Report and Proxy Statement as follows:

•	Stockholders of record wishing to discontinue or begin householding, or any stockholder of record residing at a household address wanting to request delivery of a copy of the Annual Report and Proxy Statement, should contact our transfer agent, Citibank, N.A., at 212-816-6672 or may write to Citibank Stockholder Services at P.O. Box 43077, Providence, Rhode Island 02940-3077.

•	Stockholders whose shares are held in “street name” can request information about householding from their banks, brokers or other holders of record.

What Are the Costs of Soliciting these Proxies and Who Will Pay Them?

Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder is assisting us with the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

Where Can I Find the Voting Results?

We will publish the voting results in our Form 10-Q for the second quarter of 2006, which we will file with the SEC in August 2006. You can find the Form 10-Q on Ambac’s website at www.ambac.com.

Do Directors Attend the Annual Meeting?

Ambac encourages directors to attend Ambac’s Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting.

Can a Stockholder Communicate Directly with our Board? If so, how?

Stockholders and other interested parties may communicate with Ambac’s Lead Independent Director, W. Grant Gregory, by sending him an e-mail at leaddirector@ambac.com or by writing Mr. Gregory c/o Ambac Financial Group, Inc., Attn: Corporate Secretary, One State Street Plaza, New York, New York 10004. You also may communicate with other members of our Board, including our Non-Executive Chairman, by writing to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac’s Corporate Secretary at akelly@ambac.com. Ambac’s Corporate Secretary will then forward your questions or comments directly to the Board.

Communications are distributed to the Lead Independent Director, the Board, or to any individual director or directors as appropriate, depending on facts and circumstances outlined in the communication. In that regard, the Lead Independent Director and Ambac’s Board of Directors have requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	product inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is indirectly hostile, threatening, illegal or similarly unsuitable will not be forwarded. Any communication that is relevant to Ambac’s business and is not forwarded will be retained for one year and will be made available to the Lead Independent Director and any other independent director on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Whom Should I Call If I Have Any Questions?

If you have any questions about the Annual Meeting or voting, please contact Anne Gill Kelly, our Corporate Secretary, at (212) 208-3355 or at akelly@ambac.com.

If you have any questions about your ownership of Ambac common stock, please call Peter R. Poillon, Managing Director, Investor Relations, at (212) 208-3333 or at ppoillon@ambac.com.

INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

Which Stockholders own at least 5% of Ambac?

The following table shows all persons we know to be direct or indirect owners of at least 5% of Ambac common stock as of December 31, 2005. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class (%)

FMR Corp.	13,185,962	12.5
82 Devonshire Street Boston, Massachusetts 02109

J.P. Morgan Chase & Co.	7,672,667	7.2
270 Park Avenue New York, New York 10017

Oppenheimer Capital LLC	5,768,564	5.5
1345 Avenue of the Americas, 49th Floor New York, New York 10105

Wellington Management Company, LLP	5,667,419	5.4
75 State Street Boston, Massachusetts 02109

How Much Stock is Owned By Directors and Executive Officers?

The following table shows the Ambac common stock owned directly or indirectly by Ambac’s directors, director nominees and executive officers as of February 1, 2006. No director, director nominee or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors, director nominees and executive officers as a group beneficially own 2.25% of the shares of Ambac common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)(3)(4)(5)(6)	Percent of Class	Unvested RSUs(6)(7)	PSUs(8)	Total Holdings (including RSUs and PSUs)
Non-Employee Directors
Michael A. Callen	31,141	—	3,951	11,962	47,054
Jill M. Considine	19,626	—	3,936	4,544	28,106
W. Grant Gregory	28,614	—	3,951	10,395	42,960
Phillip B. Lassiter	711,063	—	54,628	0	765,691
Thomas C. Theobald	10,655	—	3,936	629	15,220
Laura S. Unger	6,814	—	3,930	341	11,085
Henry D.G. Wallace	871	—	3,940	315	5,126

Executive Officers
Robert J. Genader	758,474	—	75,967	0	834,441
John W. Uhlein III	132,653	—	22,668	0	155,321
Sean T. Leonard	0	—	6,761	0	6,761
William T. McKinnon	25,581	—	17,650	0	43,231
Douglas C. Renfield-Miller	76,184	—	19,576	0	95,760
David W. Wallis	36,430	—	6,800	0	43,230
All executive officers and directors as a group (17 persons)	2,377,336	2.25%	300,668	28,186	2,706,190
(1)	To our knowledge, except for Messrs. Lassiter and Genader, who share voting and investment power with their spouses, each of the directors and named executive officers has sole voting and investment power over his or her shares.

(2)	The number of shares shown for Mr. Lassiter includes 12,000 shares owned by his spouse. Mr. Lassiter disclaims beneficial ownership of these shares.

The number of shares shown for Mr. Uhlein includes 90 shares owned by his spouse in her IRA.

The number of shares shown for Mr. Theobald includes 2,000 shares for which Mr. Theobald acts as trustee for each of two children. There are 1,000 shares in a separate trust for each child. Mr. Theobald disclaims beneficial ownership of these 2,000 shares.

(3)	The number of shares shown for each director and named executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of February 1, 2006 or that will become exercisable within 60 days after February 1, 2006. These shares are shown in the following table:

Non-Employee Directors	Number Of Shares	Executive Officers	Number Of Shares
Mr. Callen	18,000	Mr. Genader	295,958
Ms. Considine	15,626	Mr. Uhlein	61,989
Mr. Gregory	18,000	Mr. Leonard	0
Mr. Lassiter	452,720	Mr. McKinnon	16,500
Mr. Theobald	0	Mr. Renfield-Miller	58,000
Ms. Unger	5,938	Mr. Wallis	21,500
Mr. Wallace	0

(4)	The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of February 1, 2006 by the executive officer in our Savings Incentive Plan (“SIP”). Our information on these shares is based on reports from the SIP Trustee.

(5)	The number of shares shown for Messrs. Genader, Uhlein, Leonard, McKinnon, Renfield-Miller and Wallis includes vested restricted stock units (“RSUs”) awarded under our equity plans. These RSUs are shown in the following table:

Executive Officers	Number of Vested RSUs
Mr. Genader	403,445
Mr. Uhlein	9,455
Mr. Leonard	0
Mr. McKinnon	399
Mr. Renfield-Miller	13,345
Mr. Wallis	0

For more information about RSUs granted to our executive officers, see footnote 3 to the “Summary Compensation Table” on page 25.

(6)	The number of unvested RSUs, shown for Mr. Lassiter includes an award that he received from the Compensation Committee on January 26, 2004 in recognition for his outstanding 2003 performance and his agreement to serve as Ambac’s Non-Executive Chairman of the Board. This award consisted of 50,000 RSUs and will vest on the third anniversary of the date of grant.

(7)	This column shows the following grants of RSUs under the 1997 Non-Employee Directors Equity Plan: 3,000 RSUs to each of Messrs. Callen, and Gregory at the 2002 Annual Meeting and accrued dividends, 3,000 RSUs to Ms. Unger at the 2003 Annual Meeting and accrued dividends, 3,028 RSUs to Messrs. Lassiter and Wallace at the 2004 Annual Meeting and accrued dividends, 3,043 RSUs to Ms. Considine and Mr. Theobald at the 2005 Annual Meeting and accrued dividends. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 14 under “How We Compensate Directors.”

In addition, this column includes the 870 RSUs that were granted to each of Messrs. Callen, Gregory, Lassiter, Theobald and Wallace, Ms. Considine and Ms. Unger at the 2005 Annual Meeting under the 1997 Non-Employee Directors Equity Plan. These RSUs generally will vest on the date of the Annual Meeting held in the first calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 14 under “How We Compensate Directors.”

This column also shows RSUs for Messrs. Genader, McKinnon and Renfield-Miller that were awarded as part of each named executive officer’s 2003 bonus, 2004 bonus and 2005 bonus pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the “Sub-Plan”) and accrued dividends and their 2004, 2005 and 2006 long-term compensation awards and accrued dividends. It also includes RSUs for Mr. Uhlein that were awarded as part of his 2003 and 2005 bonus pursuant to the Sub-Plan and accrued dividends and his 2004, 2005 and 2006 long-term compensation awards and accrued dividends. See page 39 for more detailed descriptions of these awards made pursuant to the Sub-Plan.

This column also shows RSUs for Mr. Wallis that were awarded as part of his 2003 bonus pursuant to the Sub-Plan and accrued dividends and his 2004, 2005 and 2006 long-term compensation awards and accrued dividends.

This column also includes RSUs that were awarded to Mr. Leonard upon his election as Chief Financial Officer in July 2005 and his 2006 long-term compensation award and accrued dividends.

(8)	Under Ambac’s Deferred Compensation Plan, directors may defer their cash compensation. If a director has elected to defer cash compensation into Phantom Stock Units (“PSUs”), these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see page 16.

Did Ambac Insiders Comply with Section 16(a) Beneficial Ownership Reporting in 2005?

Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders—our directors, executive officers, and greater-than-10% stockholders—file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. Our insiders must also provide us with copies of the reports.

We reviewed copies of all reports furnished to us and obtained written representations from our insiders that no other reports were required. Based on this, we believe that all of our insiders complied with their filing requirements for 2005, except that, due to administrative error, the five-year restricted stock unit award made to Ms. Considine on May 3, 2005 was not timely reported.

INFORMATION ABOUT DIRECTORS

The Board of Directors

The Board oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisors (legal counsel, outside auditors, investment bankers and other consultants) by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets five times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met seven times during 2005. All directors attended at least 89% of the Board meetings and meetings of the committees of which they were members.

Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guarantee insurance company.

Director Independence

Ambac’s Corporate Governance Guidelines express the Board’s belief that a substantial majority of Ambac’s directors should qualify as “independent” directors under the guidelines of the New York Stock Exchange (“NYSE”). Under the applicable NYSE rules, a director is not independent if he or she has a direct or indirect material relationship with Ambac. The Governance Committee annually reviews the relationships that each director has with Ambac. In conducting this review, the Governance Committee considers all relevant facts and circumstances, including the director’s commercial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Governance Committee may determine from time to time.

Following such annual review, the Governance Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the NYSE requirements for independence are considered independent directors.

Based on the review and recommendation of the Governance Committee, the Board has determined that the following directors are independent within the meaning of both the NYSE rules and Ambac’s Corporate Governance Guidelines: Michael A. Callen, Jill M. Considine, W. Grant Gregory, Thomas C. Theobald, Laura S. Unger and Henry D.G. Wallace. The Board also determined that each of Robert J. Genader and Phillip B. Lassiter has a material relationship with Ambac because, in the case of Mr. Genader, he serves as our President and Chief Executive Officer and, in the case of Mr. Lassiter, he served as Ambac’s Chief Executive Officer until January 27, 2004. Mr. Genader and Mr. Lassiter are deemed by the Board not to be independent under the NYSE rules and Ambac’s Corporate Governance Guidelines.

The Committees of the Board

The Board has three standing committees: the Audit and Risk Assessment Committee, the Compensation Committee and the Governance Committee. None of the directors who serve as members of these committees is, or has ever been, an employee of Ambac or our subsidiaries. All of the directors, who serve as members of these committees, are independent in accordance with the rules of the NYSE.

The Audit and Risk Assessment Committee

The Audit and Risk Assessment Committee (i) selects the independent auditors, (ii) approves the scope of the annual audit by the independent auditors and our internal auditors, (iii) reviews audit findings and accounting policies, (iv) pre-approves all audit, audit-related and other services, if any, to be provided by the independent auditors, (v) assesses the adequacy of internal controls and risk management, (vi) reviews and approves Ambac’s financial disclosures and (vii) oversees compliance with Ambac’s Code of Business Conduct.

Additionally, the Audit and Risk Assessment Committee reviews and monitors the adequacy of Ambac’s portfolio risk management, which includes reviewing (i) its adversely classified credits, (ii) the sufficiency of its loss reserves and (iii) its economic risk capital. The Audit and Risk Assessment Committee also reviews compliance with risk management and underwriting policies related to Ambac’s insured book of business, derivatives business and investment portfolios. The Audit and Risk Assessment Committee also meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors. The Audit and Risk Assessment Committee’s Report for 2005 is printed below at pages 20 and 21.

The Board has adopted a written charter for the Audit and Risk Assessment Committee. In July 2005, the Audit and Risk Assessment Committee made certain revisions to the charter. A copy of the revised Charter is attached as Appendix A to this Proxy Statement and is available at our website: http://www.ambac.com. A copy of the Audit and Risk Assessment Committee Charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or akelly@ambac.com.

The Audit and Risk Assessment Committee met nine times during 2005.

Messrs. Callen, Gregory, Theobald and Wallace, Ms. Considine and Ms. Unger currently serve as members of the Audit and Risk Assessment Committee. Mr. Callen serves as Chair of the Audit and Risk Assessment Committee.

The Compensation Committee	The Compensation Committee establishes and approves all elements of compensation for the executive officers and evaluates the performance of the CEO and determines and approves the compensation of the CEO. Each year, as the SEC requires, the Compensation Committee reports to you on executive compensation. The Compensation Committee’s Report on Executive Compensation for 2005 is printed below, starting at page 36.

The Compensation Committee administers the Ambac 1997 Equity Plan and has sole authority for awards under the plan. The Compensation Committee evaluates existing and proposed employee benefit plans and approves all plan changes. The Compensation Committee also administers the Ambac 1997 Executive Incentive Plan (the “EIP”) and the Ambac Deferred Compensation Plan for Outside Directors and the Ambac 1997 Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan (the “Sub Plan”). The Compensation Committee also provides oversight in the development, implementation and effectiveness of Ambac’s Human Resources function, including but not limited to those policies and strategies regarding retention, career development and progression, diversity and other employment practices. The Compensation Committee is also responsible for periodically reviewing Ambac’s plans regarding succession of senior management.

The Board has adopted a written charter for the Compensation Committee. A copy of the charter is available at our website: http://www.ambac.com. A copy of the Compensation Committee charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

The Compensation Committee met four times during 2005.

Messrs. Callen, Gregory, Theobald and Wallace, Ms. Considine and Ms. Unger currently serve as members of the Compensation Committee. Mr. Gregory serves as Chair of the Compensation Committee.

The Governance Committee

The Governance Committee is responsible for monitoring Ambac’s corporate governance policies and procedures and identifying, evaluating and recommending qualified candidates to the Board for election as directors. Through its monitoring of Ambac’s corporate governance policies and procedures, it is responsible for making recommendations concerning the size, committee structure, composition of the Board and committees, fees for the Board and criteria for retention of directors.

The Governance Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described on page 52 under “Information About Stockholder Proposals.”

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to the qualities of intellect, integrity and judgment, diversity, a strong understanding of finance and senior management experience.

The Governance Committee evaluates all nominees for director based on these criteria, including nominees recommended by stockholders. Under the Governance Committee’s charter, the Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates and to approve the fees and other retention terms for such firm.

The Board has adopted a written charter for the Governance Committee. A copy of the Governance Committee charter is available at our website: http://www.ambac.com. A copy of the Governance Committee charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

The Governance Committee met four times during 2005.

Messrs. Callen, Gregory, Theobald and Wallace and Ms. Considine and Ms. Unger currently serve as members of the Governance Committee. Ms. Considine serves as Chair of the Governance Committee.

How We Compensate Directors

Annual Cash Fee	In 2005, we compensated directors who are not employees of Ambac or our subsidiaries with an annual cash fee of $45,000 per year. We also paid Mr. Lassiter an annual fee of $250,000 for his services as Non-Executive Chairman. For a more detailed description of our arrangements with Mr. Lassiter, please see page 17 under “Arrangements with Phillip B. Lassiter, Ambac’s Non-Executive Chairman”.

Annual Award of Restricted Stock Units	On the date of the Annual Meeting, we grant each non-employee director an annual award of restricted stock units (“RSUs”) equal to (A) $60,000 divided by (B) the average of the high and low selling price of our stock on the NYSE on the date of grant. The RSUs generally will vest on the first anniversary of the date of the grant and will be settled by the delivery of one share of Ambac common stock for each RSU.

Award of Restricted Stock Units Every Five Years

Ambac also grants each non-employee director RSUs equal to (A) $210,000 divided by (B) the average of the high and low selling price of Ambac’s Common Stock on the NYSE on the date of the Annual Meeting at which the director is first elected to the Board.

•        These RSUs generally will vest on the date of the Annual Meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each RSU. However, if a director is required to retire due to Ambac’s mandatory retirement policy or ceases to be a member as a result of death or permanent disability or a Change in Control of Ambac, unvested RSUs will be settled as soon as practicable after the director’s termination on the Board.

•        If the non-employee director remains on the Board after the first award of RSUs vests, Ambac will grant the director a second award of RSUs, valued at $210,000 subject to similar vesting conditions and restrictions on transfer.

Committee Fees

In 2005, we also paid each non-employee director an annual fee of:

•        $10,000 for serving on the Audit and Risk Assessment Committee;

•        $5,000 for serving on the Compensation Committee; and

•        $5,000 for serving on the Governance Committee.

Fee for Chairing a Committee	In 2005, we also paid an annual fee of $10,000 to each non-employee director who chaired a committee.

Total Non-Employee Director Compensation for Fiscal Year 2005	Director	Cash Retainer ($)	Annual Restricted Stock Units ($) (1)	Chair Fees ($)	Committee Fees	Other (2)(3)	Total Non-Employee Director Compensation ($)
	Michael A. Callen	45,000	60,000	10,000	20,000		135,000
	Jill M. Considine	45,000	60,000	10,000	20,000	210,000	345,000
	W. Grant Gregory	45,000	60,000	10,000	20,000		135,000
	Phillip B. Lassiter	45,000	60,000	0	0	250,000	355,000
	Thomas C. Theobald	45,000	60,000	0	15,000	210,000	330,000
	Laura S. Unger	45,000	60,000	0	20,000		125,000
	Henry D. G. Wallace	45,000	60,000	0	15,000		120,000

(1)    On the date of the Annual Meeting in 2005, Ambac granted each non-employee director an annual award of restricted stock units (“RSUs”) equal to $60,000 divided by $69.02, the average of the high and low selling price of our common stock on the NYSE on May 3, 2005.

(2)    As a result of Ms. Considine reaching her fifth anniversary of service on the Board, she was granted an additional award of RSUs equal to $210,000 divided by $69.02, the average of the high and low selling price of our common stock on the NYSE on May 3, 2005. Mr. Theobald became a new director of Ambac in August 2004, and as such became eligible for the five year award of RSUs at the May 2005 Annual Meeting of Stockholders. On May 3, 2005, Mr. Theobald was granted an award of RSUs equal to $210,000 divided by $69.02, the average of the high and low selling price of our common stock on the NYSE on May 3, 2005.

(3)    As discussed below, Mr. Lassiter receives an additional annual fee for his services as Non-Executive Chairman of Ambac.

No Meeting Fees	We do not pay our non-employee directors additional fees for attending meetings of the Board or of the committees on which they serve.

Expenses and Benefits	Ambac reimburses all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We provide non-employee directors with life and health insurance benefits, if they so elect. We also allow them to participate in our Matching Gift Program, under which Ambac will match gifts by non-employee directors to qualified organizations up to $20,000 per year.

The Deferred Compensation Plan

Under the Ambac Deferred Compensation Plan for Outside Directors, non-employee directors may elect to defer all or part of their director compensation that is paid in cash.

•        At the director’s election, we credit deferrals to a bookkeeping account that we maintain on the director’s behalf either as a cash credit (which we credit with interest quarterly at a 90-day commercial paper composite rate published by the Federal Reserve Bank), or as phantom stock units (“PSUs”) based on the market value of Ambac’s common stock (which we credit with quarterly dividend equivalents in additional PSUs) or as performance units measured by the performance of those mutual funds the director selects out of a limited group of funds.

•        We do not fund the Ambac Deferred Compensation Plan to Outside Directors. We settle accounts only in cash.

Service on the Ambac Assurance Board	Ambac Assurance does not pay its non-employee directors an annual or any other fee for serving on its Board of Directors.

Directors who are Ambac Employees	We do not compensate our employees or employees of our subsidiaries for service as a director. We do, however, reimburse them for travel and other related expenses.

Director Stock Ownership Guidelines	In May 2004, Ambac’s Governance Committee established stock ownership requirements for its directors. Ambac now requires each director to own, within five years of first being elected, shares of Ambac Common Stock having a value equal to at least five times the director’s annual cash retainer.

Changes to Director Compensation for 2006

During 2005, the Board undertook a review of the compensation of its non-management directors. The Committee engaged Alan Johnson, a Managing Director of Johnson Associates, to conduct a review and present an analysis of the director compensation practices of certain peer companies, including the use of equity based compensation, the mix of cash and equity based compensation and total compensation. His survey was based on a 2004 Conference Board Survey of 21 public companies in the financial service industry. The Board also reviewed more specifically, a peer group that included the following companies: PMI Group, Inc., MGIC Investment Corp., XL Capital Ltd., Financial Security Assurance, Assured Guaranty, Ltd. and MBIA Inc.

As a result of its review, the Board approved the following changes to the compensation of its non-management directors, effective as of January 1, 2006: 1) an annual retainer cash fee of $80,000 will replace the directors current annual retainer cash fee and their committee fees; 2) the Lead Director will now receive an annual fee of $25,000; and 3) the Chair of the Audit and Risk Assessment Committee will receive an annual fee of $20,000; and 4) the Chair of the Compensation Committee and the Chair of the Governance Committee will each receive an annual fee of $10,000.

We are not making any changes at this time to the equity compensation that we are paying to our non-employee directors.

No Committee Fees in 2006	Commencing in 2006, we will no longer pay our non-employee directors additional fees for their service on Ambac’s committees of the Board.

Arrangements with Phillip B. Lassiter, Ambac’s Current Non-Executive Chairman

Phillip B. Lassiter served as Chairman of the Board and Chief Executive Officer of Ambac from our initial public offering in 1991 until his retirement on January 27, 2004. Mr. Lassiter continues to serve Ambac as Non-Executive Chairman of the Board. We have entered into an arrangement with Mr. Lassiter under which he is paid an annual fee of $250,000 in addition to the annual cash fee that we pay to all non-employee directors.

Our arrangements with Mr. Lassiter provides for him to perform, in addition to his duties as a member of the Board of Directors, the following services to Ambac:

• Establish the agenda for Board meetings in consultation with members of the Board, the Lead Independent Director, the Chief Executive Officer and the Corporate Secretary;

• Chair meetings of the Board of Directors and the Annual Stockholder’s Meeting;

• Provide advice and counsel to the committees of the Board as requested by the chairs and members of the committees;

• Perform such other duties as may reasonably be requested by the Board in furtherance of the Board’s duties and responsibilities;

•         Provide advisory services to the Chief Executive Officer regarding (i) new or innovative asset classes; (ii) new product ideas/programs; (iii) general business matters; and (iv) review of specific risks and underwritings;

• Review portfolio management committee minutes, portfolio sector reviews and surveillance credits as a proxy for the Board; and

• Provide other consultation and assistance as requested by the Chief Executive Officer and any other activities that the Chief Executive Officer believes will be of value to Ambac.

CORPORATE GOVERNANCE

In General	Our Board of Directors has maintained corporate governance policies for many years. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted charters for our Compensation Committee, Audit and Risk Assessment Committee and Governance Committee consistent with the applicable rules and standards. In May 2005, the Governance Committee made certain revisions to the Corporate Governance Guidelines. A copy of the revised Corporate Governance Guidelines is available at our website: http://www.ambac.com. A copy of the Corporate Governance Guidelines is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

Lead Independent Director

In 2005, the non-employee directors appointed W. Grant Gregory to serve as the Lead Independent Director. The Lead Independent Director is required to be independent as defined under the listing standards of the NYSE.

The Lead Independent Director’s duties include: (i) chairing the executive sessions of the Board’s non-employee directors; (ii) consulting with the Chairman and the Chief Executive Officer regarding the agenda items for board meetings; and (iii) performing such other duties as the Board may direct.

Non-Employee Director Meetings

Pursuant to Ambac’s Corporate Governance Guidelines, non-employee directors will meet regularly following the Board meetings to discuss, without the presence of management, those items presented at the previous Board and Committee meetings. In addition, if any non-employee directors are not independent, then the independent directors shall schedule an independent director session at least once per year. The Lead Independent Director leads the non-employee board sessions and independent director sessions. The non-employee directors held six meetings in 2005, one of which consisted solely of the independent non-employee directors.

Ambac’s non-employee directors also hold executive sessions without management during Committee meetings to address various matters, including the report of the independent auditor, the review of the CEO and the Chairman succession plans, the criteria upon which the performance of the CEO and other senior managers is assessed, the performance of the CEO against such criteria, the compensation of the CEO, and other relevant matters. These Committee executive sessions are led by the Chair of the Committee for which the executive session is held.

Other Corporate Governance Highlights	• Our Board has a substantial majority (75%) of non-employee independent directors.

•         Since becoming a public company in 1991, only non-employee independent directors have comprised our Audit and Risk Assessment, Compensation and Governance Committees.

•         All of the members of the Audit and Risk Assessment Committee meet the NYSE standards for independence and financial literacy.

•         Five out of six of our members of the Audit and Risk Assessment Committee qualify as “audit committee financial experts” as such term is defined in the applicable SEC regulations. For a list of “audit committee financial experts”, please see page 20 under “Audit and Risk Assessment Committee Report.”

•         Our Corporate Governance Guidelines provide that no director may serve on the board of more than five public companies, including Ambac. The CEO of Ambac may not serve on the board of more than three public companies, including Ambac.

•         Our Audit and Risk Assessment Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors.

•         No member of the Audit and Risk Assessment Committee may serve on more than three public companies’ audit committees, including the Audit and Risk Assessment Committee of Ambac.

•         Our Compensation Committee has the authority to retain independent consultants, and, in fiscal 2005, engaged Johnson Associates, Inc. to assist it. It also evaluates the performance of the Chief Executive Officer and discusses the evaluation with all non-employee directors in executive session.

•         Our Board policy opposes, and the Ambac 1997 Equity Plan prohibits, the re-pricing of our outstanding stock options.

•         Our Board has adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets (including computer and telecommunications resources), media contact and public discussion, compliance with laws and regulations (including insider trading laws) and reporting illegal or unethical behavior. A copy of the Code of Conduct is available at our website: http://www.ambac.com. A copy of the Code of Conduct is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

•         Ambac’s Non-Employee Directors Equity Plan awards only restricted stock unit awards to directors.

THE AUDIT AND RISK ASSESSMENT COMMITTEE REPORT

In May of 2005, Ambac’s Audit Committee was renamed the Audit and Risk Assessment Committee to better reflect the full scope of the Committee’s duties. The Audit and Risk Assessment Committee of Ambac is responsible for providing independent, objective oversight of Ambac’s accounting functions and internal controls and risk management. The Audit and Risk Assessment Committee selects the independent auditors. The Audit and Risk Assessment Committee is currently composed of six independent directors, each of whom is independent as defined under the rules of the NYSE. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified the following five members of the Audit and Risk Assessment Committee as “audit committee financial experts”: Messrs. Callen, Gregory, Theobald and Wallace and Ms. Considine.

The Audit and Risk Assessment Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to the Proxy Statement as Appendix A. The Audit and Risk Assessment Committee regularly reviews its charter to ensure that it is meeting all relevant Audit and Risk Assessment Committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the NYSE.

Management is responsible for the preparation, presentation and integrity of Ambac’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of Ambac in conformity with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit and Risk Assessment Committee’s responsibility is to monitor and oversee these processes. However, none of the members of the Audit and Risk Assessment Committee is professionally engaged in the practice of accounting or auditing nor are all of our members experts in those fields. The Audit and Risk Assessment Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

We held nine meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Risk Assessment Committee, management, the internal auditors and Ambac’s independent auditors, KPMG LLP, an independent registered public accounting firm. We discussed with Ambac’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. We met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac’s internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management, the internal auditors and KPMG LLP. We also discussed with management and KPMG LLP the process used to support certifications by Ambac’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac’s periodic filings with the SEC.

We also discussed with KPMG LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Ambac’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

KPMG LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Ambac. When determining KPMG LLP’s independence, we considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac’s consolidated financial statements and reviews of Ambac’s consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Ambac’s audited financial statements be included in Ambac’s Annual Report on SEC Form 10-K for the year ended December 31, 2005. We also selected KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2006.

We have been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Ambac or its subsidiaries.

The Audit and Risk Assessment Committee

Michael A. Callen, Chairman Jill M. Considine W. Grant Gregory Thomas C. Theobald Laura S. Unger
March 17, 2006	Henry D.G. Wallace

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The Executive Officers

These are the biographies of Ambac’s current executive officers, except for Mr. Genader, Ambac’s President and Chief Executive Officer, whose biography is included below at page 48 under “Proposal 1: Elect Eight Directors.”

John W. Uhlein III Age 49

Executive Vice President

Since December 2003, Mr. Uhlein has served as an Executive Vice President of Ambac Financial Group, Inc. He is responsible for the commercial and consumer asset-backed securities, conduits, structured insurance, utilities and emerging markets groups. From 1996 through April 2005, Mr. Uhlein ran Ambac’s European operations based in London and served as Chairman of Ambac Assurance UK Limited, Ambac’s international triple-A rated financial guarantee subsidiary. He was also responsible for Ambac’s consumer asset-backed, global utilities, conduit and structured insurance groups. From January 1996 to December 2003, Mr. Uhlein was a Managing Director. Mr. Uhlein joined Ambac in September 1993 as a First Vice President and spearheaded Ambac’s expansion into the international markets in 1994. Prior to joining Ambac, Mr. Uhlein was a Managing Director at Financial Security Assurance in its international department.

Gregg L. Bienstock Age 41

Senior Vice President, Chief Administrative Officer and Employment Counsel

In January 2005, Mr. Bienstock was named Senior Vice President, Chief Administrative Officer and Employment Counsel. From January 1999 to January 2005, Mr. Bienstock served as Managing Director, Human Resources and Employment Counsel of Ambac and Ambac Assurance. Mr. Bienstock has executive responsibility for human resources, corporate governance, global marketing, administration and technology. Mr. Bienstock served as First Vice President, Director of Human Resources and Employment Counsel of Ambac and Ambac Assurance from February 1997 to January 1999. Mr. Bienstock joined Ambac from the Bristol Myers-Squibb Corporation, where he served as a Director of Human Resources from February 1996 to February 1997. From September 1993 to February 1996, Mr. Bienstock was an associate with the New York law firm of Proskauer Rose LLP. Prior to joining Proskauer, from April 1992 to September 1993, Mr. Bienstock was an Assistant General Counsel for the Mayor’s Office of Labor Relations for the City of New York.

Kevin J. Doyle Age 49

Senior Vice President and General Counsel

In January 2005, Mr. Doyle was named Senior Vice President and General Counsel. Since January 2000, Mr. Doyle has served as General Counsel of Ambac and Ambac Assurance and Ambac’s chief legal officer. Mr. Doyle also has executive responsibility for internal audit. In January 2000, Mr. Doyle was named Managing Director and General Counsel of Ambac and

Ambac Assurance. From January 1996 to January 2000, Mr. Doyle served as the Managing Director and General Counsel of the Specialized Finance Division of Ambac Assurance. Mr. Doyle served as First Vice President and General Counsel of the Specialized Finance Division of Ambac Assurance from July 1995 to January 1996. Mr. Doyle joined Ambac Assurance as a Vice President and Assistant General Counsel from the New York law firm LeBoeuf, Lamb, Greene & MacRae in 1991

Thomas J. Gandolfo Age 45

Senior Managing Director

Since June 2005, Mr. Gandolfo has served as a Senior Managing Director of Ambac Financial Group, Inc. He is currently the head of global structured credit, derivative products, fixed income investment management, rating agency relations and risk transfer groups. Prior to assuming his current responsibilities, Mr. Gandolfo served as Senior Vice President and Chief Financial Officer. As CFO, he oversaw financial control, investment management and investor relations. Mr. Gandolfo joined Ambac in 1994 as Controller of Ambac’s investment agreement business. He was promoted to Corporate Controller in July 1998 and CFO in January 2003. Prior to joining Ambac, Mr. Gandolfo spent eight years at PricewaterhouseCoopers LLP and was a Senior Manager in their Financial Services Industry Specialty Unit.

Sean T. Leonard Age 41

Senior Vice President and Chief Financial Officer

In June 2005, Mr. Leonard joined Ambac and Ambac Assurance as Senior Vice President and Chief Financial Officer. In addition to his position as Ambac’s Chief Financial Officer, Mr. Leonard also has executive responsibility for managing Ambac’s investor relations. Mr. Leonard came to Ambac from PricewaterhouseCoopers LLP, where he was a partner in their Structured Finance Group and Financial Services Group from July 2000 to June 2005. Before July 2000 Mr. Leonard, served as a Senior Manager for PricewaterhouseCoopers LLP. From July 1998 to June 2000, Mr. Leonard also served as a practice fellow at the Financial Accounting Standards Board.

Kathleen A. McDonough Age 51

Senior Managing Director

Since January 2004, Ms. McDonough has served as a Senior Managing Director. She is responsible for the Public Finance Division’s west region and general municipal underwriting businesses and North American Project Finance. She served as a Managing Director in the Public Finance Division from January 1996 to January 2004. Prior to January 1996, she served as the General Counsel of the Public Finance Department. She joined Ambac in July 1991 as Vice President and Assistant General Counsel from Orrick, Herrington & Sutcliffe where she was an associate specializing in municipal finance and securities law.

William T. McKinnon Age 56

Senior Managing Director and Chief Risk Officer

In January 2004, Mr. McKinnon was named a Senior Managing Director of Ambac and Ambac Assurance. Since February 2000, Mr. McKinnon has served as Managing Director and Ambac’s Chief Risk Officer and is responsible for maintaining the soundness of the book of business through the establishment of policies and procedures and underwriting guidelines for the various business segments. From February 2000 to January 2004, Mr. McKinnon was Managing Director and the chief risk officer. From October 1998 to February 2000, Mr. McKinnon was a Managing Director and Head of Credit Risk Management for the Specialized Finance Division. From January 1992 to October 1998, Mr. McKinnon was a First Vice President in the asset-backed securities department. Mr. McKinnon joined Ambac as a First Vice President in January 1989 where he was responsible for remediation, management of the classified credit process and had oversight for financial institution risk. Prior to joining Ambac, Mr. McKinnon worked at Citibank in various corporate banking capacities for 10 years.

Douglas C. Renfield-Miller Age 52

Senior Managing Director

Since January 2004, Mr. Renfield-Miller has served as Senior Managing Director of Ambac and has served as the Chairman of Ambac Assurance UK Limited since April 2005. He is responsible for all of Ambac’s international offices encompassing London, Milan, Sydney and Tokyo. Prior to moving to London Mr. Renfield-Miller worked in New York overseeing Ambac’s structured credit, commercial ABS, derivatives and investment agreement businesses as well as Ambac’s operations in the Asia/Pacific region and the emerging markets. Before joining Ambac in 2000, Mr. Renfield-Miller was a Managing Director with UBS’ Principal Finance and Credit Arbitrage group. Mr. Renfield-Miller joined UBS in 1987 and had also served in various other management positions in New York and Zurich during his 13-year career, including Head of Structured Finance in the Americas and Global Advisor for Structured Finance.

Robert G. Shoback Age 46

Senior Managing Director

Since January 2004, Mr. Shoback has served as a Senior Managing Director of Ambac and Ambac Assurance. He is responsible for the Public Finance Division’s east region, structured real estate group and healthcare group. He served as a Managing Director in the Public Finance Division from November 1998 to January 2004. He joined Ambac in November 1998 from Lehman Brothers where he served as a Senior Vice President in its municipal bond department. Prior to Lehman Brothers, Mr. Shoback had worked in the Public Finance Division at Donaldson, Lufkin & Jenrette from 1986 to 1994.

David W. Wallis Age 46

Senior Managing Director

Since July 2005, Mr. Wallis has served as a Senior Managing Director and Head of Portfolio and Market Risk Management. He is responsible for the group’s monitoring of individual credit exposures and portfolio trends as well as remediation efforts of stressed credits. From July 1999 to June 2005, Mr. Wallis served Ambac as a Managing Director. Mr. Wallis joined Ambac in the London office in 1996 as a First Vice President where he helped develop and lead our european structured finance and securitization business. In 2003, he transferred to Ambac’s New York headquarters where he was a member of the Credit Risk Management team. Prior to joining Ambac in 1996, he was an investment banker at NatWest in the Debt Structuring Group.

How We Compensate Executive Officers

The following table shows salaries, bonuses and other compensation paid to Mr. Genader, Ambac’s Chief Executive Officer, our next four most highly compensated executive officers and Mr. Leonard, Ambac’s Chief Financial Officer (the “named executive officers”) during the last three years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation		Long Term Compensation Awards
		Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)(2)(7)	Restricted Stock Units ($)(1)(3)	Securities Underlying Options (1)(4)	All Other Compensation ($)(5)

Robert J. Genader	2005	575,000	900,000	15,767	2,000,070	110,000	47,537
President and Chief Executive Officer	2004 2003	525,000 425,000	1,012,500 862,000	52,637 —	1,950,100 383,366	100,000 222,179	51,964 36,308

John W. Uhlein III	2005	300,000	618,750	—	650,010	35,000	22,834
Executive Vice President	2004 2003	250,000 210,000	875,000 581,250	— —	465,110 258,354	32,100 51,471	22,500 19,233

Sean T. Leonard(1)	2005	199,231	625,000	—	125,058	6,614	808
Senior Vice President and Chief Financial Officer

William T. McKinnon(6)	2005	300,000	595,000	—	340,142	12,500	22,314
Senior Managing Director	2004 2003	244,231 182,000	881,250 396,000	— —	450,117 58,673	20,900 17,404	21,981 16,830

Douglas C. Renfield-Miller Senior Managing Director	2005 2004	250,000 220,000	558,750 588,750	— —	498,389 596,776	25,000 24,700	20,529 19,800
	2003	210,000	525,000	—	233,366	20,000	18,900

David W. Wallis(8) Senior Managing Director	2005 2004 2003	238,823 238,823 229,815	755,134 755,134 680,530	156,694 132,077 18,597	135,048 125,012 226,290	9,000 8,000 15,000	0 0 0
(1)	Mr. Leonard joined Ambac as a Senior Vice President and the Chief Financial Officer on June 1, 2005 and therefore his salary was prorated. In addition to his year-end 2005 performance bonus, the column marked “Bonus” includes a one-time sign-on bonus for Mr. Leonard in the amount of $150,000 paid to him in July 2005. Additionally, as a result of his election as Ambac’s new Chief Financial Officer, the Compensation Committee awarded to Mr. Leonard a one-time RSU grant in the amount of $125,000 and a stock option grant of 6,614 options.

(2)	For 2005, Mr. Genader’s “Other Annual Compensation” includes $6,200 for club membership fees, $1,050 for financial planning services and $8,517 for long-term disability coverage for the bonus portion of Mr. Genader’s compensation. For 2004, Mr. Genader’s “Other Annual Compensation” includes an initiation fee of $40,000 and dues in the amount of $11,637 for club memberships. It also includes $1,000 for tax accounting services.

(3)	The following long-term incentive awards of restricted stock units (“RSUs”) were granted for 2005 by the Compensation Committee to Ambac’s Named Executive Officers:

Executive Officers	2005 RSU Award($)
Mr. Genader	1,600,036
Mr. Uhlein	375,010
Mr. Leonard	—
Mr. McKinnon	200,074
Mr. Renfield-Miller	250,033
Mr. Wallis	135,048

Amounts in this column also include the portion (if any) of a Named Executive Officer’s bonus that was deferred pursuant to the Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan (the “Sub-Plan”), the Compensation Committee paid 25% of Messrs. Genader and Renfield-Miller’s bonuses for 2003, 2004 and 2005 in RSUs. For 2003 and 2005, 25% of Mr. Uhlein’s bonus was paid in RSUs. For 2003, 10% of Mr. McKinnon’s bonus was paid in RSUs, and for 2004 and 2005, 15% of his bonus was paid in RSUs. For 2003, 25% of Mr. Wallis’s bonus was paid in RSUs. Amounts shown in this column are based on the market value of the underlying Common Stock on the date of grant and do not reflect the discount attributed to such value by the Committee to take account of vesting requirements, restrictions on transfer and other limitations. See page 39 for more detailed descriptions of these awards made pursuant to the Sub-Plan. As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule.

In addition, in January 2004, the following special, one time RSU grants were made to the following Named Executive Officers:

Mr. Uhlein:	$150,000 RSUs
Mr. McKinnon:	$125,000 RSUs
Mr. Renfield-Miller:	$100,000 RSUs

The total number of RSUs held by the Named Executive Officers as of December 31, 2005, and the total value of these RSUs (based on the $77.06 per share closing price of Ambac common stock on the NYSE on Friday, December 30, 2005) were as follows: Mr. Genader—456,307 RSUs ($35,163,017); Mr. Uhlein—30,910 RSUs ($2,381,925); Mr. Leonard—1,722 RSUs ($132,697); Mr. McKinnon—14,439 RSUs ($1,112,669); Mr. Renfield-Miller—26,224 RSUs ($2,020,821); and Mr. Wallis—6,429 RSUs ($495,419).

(4)	The number of securities underlying options for 2003 includes restoration options awarded upon the exercise of stock options in accordance with Ambac’s Restoration Option Program. No restoration options were awarded to the Named Executive Officers in 2004 or 2005 as our Restoration Option Program was discontinued in October 2004. For the specific breakdown of option grants made in 2005, please refer below to the table on this page 27 under “Option Grants in 2005.”

(5)	The column called “All Other Compensation” includes the amounts that Ambac contributed or credited on behalf of the named officers in 2005 to (a) our Savings Incentive Plan (the “SIP”), and (b) our Non-Qualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code of 1986, as amended, to accounts that we maintain under Ambac’s Non-Qualified SIP. Mr. Wallis does not participate in the SIP as he is an employee subject to the regulations of the United Kingdom.

Named Executive Officers	2005 Contributions to the SIP ($)	Credits to the Non-Qualified SIP ($)
Mr. Genader	18,597	28,940
Mr. Leonard	808	0
Mr. Uhlein	16,967	5,867
Mr. McKinnon	16,967	5,347
Mr. Renfield-Miller	18,600	1,929
Mr. Wallis	N/A	N/A

(6)	In July 2004, Mr. McKinnon entered into an Employment Agreement with Ambac increasing his salary from $200,000 to $300,000. In addition, Mr. McKinnon received a one-time special bonus of $350,000 in July 2004. For more details about Mr. McKinnon’s Employment Agreement, please see page 31.

(7)	The column called “Other Annual Compensation” also includes amounts for Mr. Wallis that are expenses associated with his expatriated status from London in 2005. These include a temporary storage allowance of $3,408, a goods and services allowance of $15,382, a housing allowance of $110,875, a school fee difference of $22,108, an allowance of $723 for family flights in February, 2005 and $4,198 in August 2005. Mr. Wallis’s “Other Annual Compensation” for 2004 includes a goods and services allowance of $16,547 and a housing allowance of $115,530. Mr. Wallis’s “Other Annual Compensation” for 2003 includes a $2,330 goods and services allowance and a housing allowance of $16,267. All amounts are converted to U.S. dollars using an average of the exchange rate for the British Pound for 2005 of 1.8196.

(8)	Mr. Wallis’s salary and bonus were converted to U.S. dollars using an average of the exchange rate for the British Pound for 2005 of 1.8196.

The following table shows stock options granted in 2005 to our Named Executive Officers.

OPTION GRANTS IN 2005

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)(2)(5)	Percent of Total Options Granted to Employees in 2005	Exercise Price ($/Sh)(3)(4)	Expiration Date	Grant Date Present Value ($)
Name	Options(1)(2)(5)
Robert J. Genader	110,000	17.52%	79.30	1/24/12	2,335,300
John W. Uhlein III	35,000	5.58%	79.30	1/24/12	743,050
Sean T. Leonard	6,614	1.05%	72.92	7/19/12	125,005
William T. McKinnon	12,500	1.99%	79.30	1/24/12	265,375
Douglas C. Renfield-Miller	25,000	3.98%	79.30	1/24/12	530,750
David W. Wallis	9,000	1.43%	79.30	1/24/12	191,070
(1)	Stock options granted to the Named Executive Officers, other than Mr. Leonard, by the Compensation Committee were long-term incentive awards granted on January 24, 2005 (“January Grants”). Each named executive officer’s stock options will vest in two equal installments when the market price of Ambac’s common stock meets or exceeds $100 and $120 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. Vesting is accelerated upon retirement, death or permanent disability. Generally, all of the Named Executive Officers’ stock options will expire seven years from the date of grant or earlier if employment terminates.

(2)	In July 2005, as a result of his election as Ambac’s new Chief Financial Officer, the Compensation Committee awarded Mr. Leonard 6,614 stock options.

(3)	The exercise price per share is the fair market value of Ambac’s common stock on the date of grant. We determine this by calculating the average of the high and low price of Ambac’s common stock on the New York Stock Exchange on the date of grant.

(4)	We calculated the values of the January Grants by using the following Black-Scholes stock option pricing model:

The model that we applied uses the grant date of January 24, 2005. The fair market value of Ambac’s common stock on that date was $79.30 per share as we discussed above. The model assumes: (a) a risk-free rate of return of 3.569% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option); (b) stock price volatility of 26.61%; (c) a constant dividend yield of 0.63% based on the quarterly cash dividend rate at the time of grant on Ambac’s common stock; and (d) an exercise date, on average, of 4.5 years after grant.

We did not adjust the model for non-transferability, risk of forfeiture, or vesting restrictions. The actual value (if any) a named executive officer receives from a stock option will depend upon the amount by which the market price of Ambac’s common stock exceeds the exercise price of the stock option on the date of exercise. The hypothetical values are presented pursuant to SEC rules and there can be no assurance that the amount stated as “Grant Date Present Value” will actually be realized.

(5)	For Mr. Leonard, we calculated the value of his July grant by using the Black-Scholes stock option pricing model as follows:

The model that we applied uses the grant date of July 19, 2005. The fair market value of Ambac’s common stock on that date was $72.92 per share as we discussed above. The model assumes: (a) a risk-free rate of return of 3.968% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option); (b) stock price volatility of 29.84%; (c) a constant dividend yield of 0.82% based on the quarterly cash dividend rate at the time of grant on Ambac’s common stock; and (d) an exercise date, on average, of 4.5 years after grant.

We did not adjust the model for non-transferability, risk of forfeiture, or vesting restrictions. The actual value (if any) a named executive officer receives from a stock option will depend upon the amount by which the market price of Ambac’s common stock exceeds the exercise price of the stock option on the date of exercise. The hypothetical values are presented pursuant to SEC rules and there can be no assurance that the amount stated as “Grant Date Present Value” will actually be realized.

The following table shows stock options exercised in 2005 and stock option values as of year-end 2005 for our Named Executive Officers.

AGGREGATED OPTION EXERCISES DURING 2005 AND YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options Held at December 31, 2005		Value of Unexercised In-the-Money Options Held at December 31, 2005 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Genader	90,000	3,374,424	295,958	337,500	6,406,963	2,835,238
John W. Uhlein III	9,482	52,957	61,989	89,100	1,148,065	537,140
Sean T. Leonard	0	0	0	6,614	0	27,382
William T. McKinnon	15,000	335,576	16,500	49,900	322,204	392,219
Douglas C. Renfield-Miller	0	0	58,000	69,700	1,783,017	473,295
David W. Wallis	7,500	204,146	21,500	31,000	487,810	301,583
(1)	This valuation represents the difference between $77.06, the closing price of Ambac’s common stock on the New York Stock Exchange on Friday, December 30, 2005, and the exercise price of the stock options. “In-the-money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

The Pension Plan

Ambac’s Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

•	In general, officers and employees of Ambac and its subsidiaries become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.

•	Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits. The table below illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting, as applicable, (a) an employee’s primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac’s former parent company (the “Citibank Plan”). Benefits shown in the table reflect a straight life form of annuity benefit. If payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

Average Covered Compensation	Years of Service at Transition Date	Total Years of Service at Retirement
		10	15	20	25	30	35
$200,000	30	NA	NA	NA	NA	$120,000	$130,000
	15	NA	$60,000	$70,000	$80,000	90,000	100,000
	0	$20,000	30,000	40,000	50,000	60,000	70,000
300,000	30	NA	NA	NA	NA	180,000	195,000
	15	NA	90,000	105,000	120,000	135,000	150,000
	0	30,000	45,000	60,000	75,000	90,000	105,000
400,000	30	NA	NA	NA	NA	240,000	260,000
	15	NA	120,000	140,000	160,000	180,000	200,000
	0	40,000	60,000	80,000	100,000	120,000	140,000
500,000	30	NA	NA	NA	NA	300,000	325,000
	15	NA	150,000	175,000	200,000	225,000	250,000
	0	50,000	75,000	100,000	125,000	150,000	175,000
600,000	30	NA	NA	NA	NA	360,000	390,000
	15	NA	180,000	210,000	240,000	270,000	300,000
	0	60,000	90,000	120,000	150,000	180,000	210,000
700,000	30	NA	NA	NA	NA	420,000	455,000
	15	NA	210,000	245,000	280,000	315,000	350,000
	0	70,000	105,000	140,000	175,000	210,000	245,000
800,000	30	NA	NA	NA	NA	480,000	520,000
	15	NA	240,000	280,000	320,000	360,000	480,000
	0	80,000	120,000	160,000	200,000	240,000	280,000

Service from 1992	For service on or after January 1, 1992, the annual retirement benefit is equal to 1% (without an offset for any Social Security benefits) of an employee’s Average Compensation (as described in the next sentence) multiplied by the employee’s years of credited service. “Average Compensation” is defined, generally, as average annual base salary (which, in the case of the Named Executive Officers identified in the Summary Compensation Table on page 25, is the amount shown under the column called “Salary”) for the five highest consecutive paid years of the ten years of employment preceding retirement.

Service before 1992	For service prior to January 1, 1992, the annual retirement benefit is equal to 2% (with an offset for Social Security benefits) of an employee’s Average Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to thirty years.

Years of Service	In view of the change in the formula for determining benefits under the Pension Plan that became effective as of January 1, 1992 (the “Transition Date”), we prepared the above table to show the benefits payable depending on how many years of service the executive officer would have:

• prior to the Transition Date, and

• at Retirement.

In order to simplify the chart, we show only 0, 15 and 30 years of service at the Transition Date, since those values cover the range for our executive officers.

The years of credited service under the Pension Plan (including credit for years of past service under the Citibank Plan) as of December 31, 2005 (rounded up or down to the nearest full year) for the Named Executive Officers were as follows: Mr. Genader—31 years, Mr. Uhlein—12 years, Mr. Leonard—1 year, Mr. McKinnon—17 years and Mr. Renfield-Miller—6 years. Mr. Wallis does not participate in Ambac’s Pension Plan.

The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.

Employment Agreement with Robert J. Genader

In General

Ambac’s employment agreement with Mr. Genader provides that he will serve as our President and Chief Executive Officer and as a director.

•        The agreement is effective as of January 27, 2004 and has a one-year term, which will automatically be renewed for successive one-year periods on December 31 unless Ambac or Mr. Genader gives 90 days notice not to renew.

•        Mr. Genader is to receive a base salary at a rate not less than $525,000.

•        He is to participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac’s achieving certain performance goals to be established by the Board.

Payments and Benefits	If Mr. Genader’s employment is terminated other than for “Cause” (as defined below), or if he resigns for “Good Reason” (as defined below), Mr. Genader will:

— After Termination or Resignation

•        receive compensation equal to the sum of his base annual salary plus a pro rated bonus for the year of termination based on the target bonus at the time of termination;

•        be fully vested in all awards under the 1991 Stock Incentive Plan and the Ambac 1997 Equity Plan;

•        receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination; and

•        continue to participate in all Ambac medical and other welfare plans for six months following termination.

Change in Control Benefits	All stock options and other awards under the Ambac 1997 Equity Plan that are made to Mr. Genader after January 1, 1998 will vest in full upon the occurrence of a “Change in Control” (as defined below), whether or not his employment is subsequently terminated.

In addition, if Mr. Genader’s employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under “Management Retention Agreements with Executive Officers.”

Mr. Genader would also be entitled to the “gross up” payment described in that section.

Other Restrictions	Mr. Genader will be subject to certain restrictions prohibiting him from engaging in competition with Ambac or any of our subsidiaries (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

Employment Agreement with William T. McKinnon

In General

Ambac’s employment agreement with Mr. McKinnon (the “McKinnon Agreement”) provides that he will serve as Senior Managing Director and Chief Risk Officer.

The agreement became effective as of July 19, 2004 and expires on July 30, 2006 (the “Term”).

Base Salary	Mr. McKinnon’s base salary shall not be less than $300,000.

Special Cash Bonus	Promptly after signing, Ambac paid Mr. McKinnon a special cash bonus of $350,000.

Special Equity Grant	The Compensation Committee also granted Mr. McKinnon 3,524 restricted stock units (“RSUs”) valued at $250,000 based on the trading price of Ambac’s Common Stock on July 19, 2004. All of the RSUs will vest on the first anniversary of the end of the Term (that is, on June 30, 2007), subject to accelerated vesting if Mr. McKinnon retires after the end of the Term or if Ambac terminates his employment without Cause. In all cases, the RSUs shall be settled on the first anniversary of the end of the Term (that is, on June 30, 2007).

Minimum Guaranteed Bonus and Long-Term Incentive Compensation for 2004 and 2005

Mr. McKinnon was guaranteed a minimum bonus of $600,000 for the 2004 performance year and a minimum bonus of $700,000 for the 2005 performance year. Mr. McKinnon received long-term incentive compensation awards under the Equity Plan as follows:

•        January 2005: $200,000 in stock options and $200,000 in RSUs; and

•        January 2006: $225,000 in stock options and $225,000 in RSUs.

The stock options and RSUs corresponding to such amounts shall be subject to the vesting requirements and other terms and conditions applicable to equity awards made at the same time to Ambac’s other senior executives.

End of Term Bonus	Within 10 days of the end of the Term, Ambac will pay Mr. McKinnon an additional special bonus of $300,000.

Continuation at the End of Term	If Mr. McKinnon’s employment with Ambac continues “at will” following the expiration of the Term, his annual salary will not be decreased during the first year of “at will” employment and his annual bonus target will be no less than the annual performance bonus paid to Mr. McKinnon in January 2006. Moreover, the long-term incentive award to be granted in January 2007 will have a value at least of $650,000.

Payments and Benefits	If Mr. McKinnon’s employment is terminated other than for “Cause”, or if he resigns for “Good Reason” Mr. McKinnon will receive, all compensation provided for in the McKinnon Agreement (as described above) during the Term.

— Good Reason	• For purpose of the McKinnon Agreement, “Good Reason” shall mean Ambac’s failure to pay any amount due to Mr. McKinnon under the McKinnon Agreement.

— Cause

•        For purpose of the McKinnon Agreement, “Cause” means any of the following: (i) the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac or any of its affiliates; (ii) the conviction of a felonious act resulting in material harm to the financial condition or business reputation of Ambac or any of its affiliates; (iii) a breach of any of the covenants set forth in the Agreement; or (iv) continuous failure to perform his duties as Senior Managing Director and Chief Risk Officer.

Change in Control Benefits	All stock options and other awards under the Ambac 1997 Equity Plan that are made to Mr. McKinnon after January 1, 1998 will vest in full upon the occurrence of a “Change in Control” (as defined below), whether or not his employment is subsequently terminated.

In addition, if Mr. McKinnon’s employment terminates following a Change in Control, his severance and benefit amounts would be calculated and paid in the same manner as we describe below under “Management Retention Agreements with Executive Officers.”

Mr. McKinnon would also be entitled to the “gross up” payment described in that section.

Other Restrictions	Mr. McKinnon generally is subject to certain restrictions prohibiting him from (i) engaging in competition with Ambac or any of our subsidiaries, (ii) wrongfully soliciting any of its employees (except that these restrictions will not apply following a Change in Control), and (iii) divulging any confidential or proprietary information he obtained while he was our employee through July 30, 2007.

Claw Back Provision	If Mr. McKinnon voluntarily terminates his employment with Ambac before the end of the Term or Ambac terminates his employment for “Cause” or Mr. McKinnon breaches any of the provisions in the

McKinnon Agreement, Ambac shall cease to have to make any payments under the McKinnon Agreement and shall be entitled to have Mr. McKinnon repay Ambac (i) the sign on cash bonus, (ii) any bonus paid above the minimum guaranteed amount and (iii) the end of the term bonus.

Management Retention Agreements with Executive Officers

In General	We have entered into management retention agreements with each of our executive officers (including our Named Executive Officers) to provide for payments and certain benefits if they are terminated following a “Change in Control” (as defined below).

Payments and Benefits After Change in Control

If there is a Change in Control and, within three years of the Change in Control, the executive’s employment is terminated by Ambac or its successor other than for “Cause” (as defined below), or if the executive resigns for “Good Reason” (as defined below), the executive will:

•        receive cash payments equal to two times the sum of (a) the executive’s highest annual base salary and (b) the product of the executive’s highest bonus percentage (as a percentage of base salary) times his highest base salary;

•        be fully vested in all stock options and other awards under the 1991 Stock Incentive Plan and the Ambac 1997 Equity Plan;

•        receive a lump-sum payment equal to the amount that we would have contributed to the executive’s account under the SIP and any nonqualified plan we maintained during the two years following termination;

•        be credited with an additional two years of service under the Pension Plan; and

•        continue to participate in Ambac’s medical and other welfare benefits programs for a limited time following termination.

All stock options and other awards under the Ambac 1997 Equity Plan that are made to executive officers after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive’s employment is subsequently terminated.

The agreements also provide for a “gross up” payment in an amount that is intended to make the executive whole, on an after-tax basis, for any excise tax (but not any other tax) imposed on the payments described above.

Definitions

The following definitions are used in the Management Retention Agreements and the Employment Agreement with the Chief Executive Officer described above:

“Change in Control”

A “Change in Control” generally occurs if:

•         an individual, entity or group acquires beneficial ownership of 20% or more of the outstanding common stock. Acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996 are not considered a change in control;

•         the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

•         our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac’s assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.

“Cause”

“Cause” for an executive’s termination generally includes:

•         the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac;

•         the conviction of certain felonies; or

•         a material breach of any of the executive’s agreements concerning confidentiality and proprietary information.

An executive’s termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.

“Good Reason”

An executive will generally have “Good Reason” to terminate his employment if:

•         there is substantial adverse change in the executive’s duties or responsibilities;

•         the office of the executive is relocated more than 25 miles from the location where the executive worked immediately prior to the Change in Control; or

•         Ambac fails to honor its obligations under the agreement.

During a 30-day period following the first anniversary of a Change in Control, a resignation by the executive for any reason will be considered a termination for Good Reason.

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)(#)(c)(1)
Equity Compensation Plans Approved by Security Holders	4,338,886	$59.55	8,151,078
Equity Compensation Plans Not Approved by Security Holders (2)	0	0	0
Total	4,338,886	$59.55	8,151,078

(1)	This amount includes 194,408 shares available under the Ambac 1997 Non-Employee Directors Equity Plan of which 163,199 shares are available for future awards of restricted stock and restricted stock units, and 7,956,670 shares available under the Ambac 1997 Equity Plan of which 3,432,516 shares are available for future awards other than options and stock appreciation rights. Under the Ambac 1997 Equity Plan, we may award shares as performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of the plan as determined by the Compensation Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

(2)	All of Ambac’s equity compensation plans have been approved by security holders.

REPORT ON EXECUTIVE COMPENSATION FOR 2005 BY THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of all six of our non-employee, independent directors and operates pursuant to the Compensation Committee Charter dated as of October 18, 2005. During 2005, the Compensation Committee met four times. The Board of Directors has determined, upon recommendation of the Governance Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE. In addition, each member of the Compensation Committee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

The Compensation Committee’s primary purposes are to: (a) evaluate the performance of the Chief Executive Officer and determine and approve the compensation of the Chief Executive Officer; (b) determine and approve the compensation of our other executive officers; (c) review and evaluate succession planning for the Chairman, CEO and other key management positions; (d) determine and approve all awards under the 1997 Equity Plan; (e) administer Ambac’s 1997 Executive Incentive Plan; (f) evaluate all employee benefit plans and approve all plan changes; and (g) provide oversight in the development, implementation and effectiveness of Ambac’s Human Resources function, including but not limited to those policies and strategies regarding, retention, career development and progression, diversity and other employment practices.

What is Our Executive Compensation Philosophy?

We have designed Ambac’s executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize this relationship, we link a significant portion of executive compensation to the market performance of Ambac’s common stock. The objectives of our program are:

•	To perpetuate teamwork and a sense of partnership among our executives and all employees;

•	To align the interests of executives with the long-term interests of stockholders by providing a significant equity component in total compensation consisting of stock options and restricted stock unit awards whose value, over time, depends upon the market value of Ambac’s common stock;

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance, the performance of their respective groups and the performance of Ambac;

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement; and

•	To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success.

In furtherance of its compensation objectives, the Committee compares Ambac’s executive compensation levels (base salary, annual cash bonus and equity awards) against a relevant peer group of companies consisting mainly of our competitors in the financial guarantee insurance industry: MBIA, Financial Security Assurance, XL Capital, Assured Guaranty, PMI Group, MGIC and Radian (the “Peer Group”). We obtained data for the Peer Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms.

The Committee periodically assesses the relevancy of the companies within the Peer Group and makes changes where appropriate. In addition to reviewing compensation levels against those of Ambac’s peer companies, the Committee also considers the recommendation of the Chief Executive Officer regarding the compensation of the executives who report directly to the Chief Executive Officer. The index we chose for our performance graph was the Investor’s Business Daily Insurance Property/Casualty/Title Index. This was the publicly available index that we found best corresponded to our business and included the greatest number of companies in the Peer Group. The Performance Graph follows this Report in the Proxy Statement.

The Committee has sole authority to retain, at the Company’s expense, and terminate any compensation consultant. In January 2005, the Committee selected and engaged Alan Johnson, a Managing Director of Johnson Associates, to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices. The Committee asked Mr. Johnson to provide insight relative to industry best practices, executive compensation levels and policies of Ambac’s key competitors and others in the industry peer group and a review of the impact of enhanced competition for talent. Upon completing his assessment, Mr. Johnson informed the Committee that Ambac’s executive pay practices were consistent with competitive best practices and generally accepted compensation standards and that Ambac’s total compensation practices described in this report are in the best long-term interests of Ambac’s stockholders.

What are the Elements of Executive Compensation?

We compensate our executives through base salary, an annual performance bonus (paid in a combination of cash and, if the executive elects, restricted stock units) and long-term incentive awards generally in the form of stock options and restricted stock units. We target total compensation for our executive officers so that at least 70% consists of bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon Ambac’s performance and can be considered “at risk.”

(I) How Do We Determine Base Salaries?

We annually review and determine the base salaries of our Chief Executive Officer and our other executives to determine if salaries are competitive. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. In each case, the Committee takes into account the results achieved by the executive, his or her future potential and scope of responsibilities and experience, and competitive salary practices. For executives other than the Chief Executive Officer, we also consider the recommendations of the President and Chief Executive Officer.

Executives generally receive a relatively small portion of their overall compensation as base salary. Base salaries are generally in the low end of the range of median base salaries paid by our competitors in the financial guarantee industry.

(II) How Do We Determine Annual Performance Bonuses?

In an effort to provide enhanced transparency in establishing compensation for Ambac’s executives, we decided in March 2005 to have all of Ambac’s executives participate in the 1997 Executive Incentive Plan (the “EIP”). The EIP provides a performance-based formula that allows Ambac to deduct amounts in excess of $1 million. The maximum bonus (payable in cash and/or equity awards) payable under the terms of the EIP for the 2005 calendar year is the lesser of (a) $5 million or (b) the amount derived from the bonus formula set forth below. The actual bonus awarded may be equal to or less than but may not exceed the maximum bonus. The formula for determining the bonus for 2005 was:

Return on Equity x Core Earnings Growth x 2 = Bonus %

Bonus % x 2006 Base Salary = Bonus

In setting incentive compensation for executive officers, the Committee reviewed Ambac’s performance in the nine categories set out in the EIP: return on equity; core/operating earnings growth; total return to stockholders; expense management; risk management; market position/new business production; industry leadership/image building; new products/initiatives; and organizational development/corporate culture. We did not weight the categories but instead arrived at an overall “grade” for corporate performance. We determined Ambac’s overall performance to be “acceptable” based on its strong performance in the three categories of expense management, market position/new business production and industry leadership/image building and its’ “acceptable” performance in the three categories of return on equity, new products/initiatives and organizational development/corporate culture. While Ambac’s performance was weak in the three categories of core earnings/operating earnings growth, total return to stockholders and risk management, we found that the performance in the other categories led to an overall “acceptable” performance by Ambac. We discuss Ambac’s performance more fully below under “How Did We Compensate the Chief Executive Officer for his Performance in 2005?”.

We also reviewed the performance of each executive officer and determined that their individual performance was acceptable. The Committee reached this conclusion based upon subjective factors including those in the EIP, the executive’s scope of responsibility, individual performance and contribution to Ambac’s performance. In setting incentive compensation for the executive officers, the Committee also considered the recommendations of the CEO and the comparative data presented by Johnson Associates. The bonus for each of the Named Executive Officers is reported in the “Summary Compensation Table” elsewhere in the Proxy Statement.

As a result of the impact of Hurricane Katrina, Ambac’s core earnings growth was negative. While the terms of the EIP provide that the Committee has the discretion to exclude the impact of events that are “extraordinary…or infrequent in occurrence”, the Committee decided to pay all bonuses outside the EIP and not take any tax deduction this year for bonus or equity based compensation in excess of $1 million. It is the Committee’s view the impact of Katrina was outside the control of management. While hurricanes are generally not extraordinary or infrequent in occurrence, the magnitude of the impact of Katrina certainly was.

The events of 2005 and Ambac’s absolute performance as well as its performance against peer organizations, supports the Committee’s conclusion that the formula utilized to determine maximum bonuses under the EIP is unduly restrictive and is not an adequate measure of performance in the current environment. As such, as discussed later in this Report, the Committee has decided to revise the formula for 2006 and future years.

Under the Ambac Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan, executive officers may elect to receive a portion of their bonus in RSUs. Except for Mr. Leonard, who was not eligible to defer his 2005 bonus, each named executive officer elected to receive some portion of his bonus in the form of RSUs. Bonus amounts are reported in the Summary Compensation Table elsewhere in this Proxy Statement.

The value we ascribed to the RSUs awarded under the Sub-Plan for the 2005 performance year bonus was based on a 25% discount from the market value of Ambac’s common stock on the date of grant. We decided to discount these RSUs in order to account for the four year vesting requirements and restrictions on transfer of the RSUs. Accordingly, the value we ascribed to the RSUs differs from the amounts reported in the Summary Compensation Table under the column headed “Annual Compensation—Restricted Stock Units”, as those amounts, in accordance with SEC requirements, are based on the market price of the Common Stock on the date of grant.

(III) How Do We Determine Long Term Incentive Awards?

In 2005, we provided long-term incentive awards to executives generally in the form of stock options and RSUs. We believe these awards align management interests with those of shareholders and focus executives on Ambac’s long-term success. Stock options provide Ambac’s senior management with upside opportunity for improving Ambac’s stock price. Restricted stock unit awards are granted to reward performance and to enhance the retention value of our employees. These long-term restricted stock unit awards are independent of RSUs awarded pursuant to an executives’ deferral election under the Sub-Plan, which is discussed above. In determining the number of stock options and RSUs to be granted to each executive as long-term incentive, we reviewed the information provided by Johnson Associates and considered the factors noted above.

For 2005, we decided to award performance-based stock options to all of our executive officers, managing directors and first vice presidents. For 2005, each of the options granted to the executives will vest in two equal installments when the market price of Ambac’s common stock meets or exceeds $100 and $120 for twenty consecutive trading days or no later than the sixth anniversary of the grant date, whichever occurs first. As we have done since 1997, we again limited the term of the stock options to seven years. RSUs are awarded to all eligible Ambac employees. The RSUs vest on the third anniversary of the date of grant.

The theoretical value of stock options and value of RSUs awarded to each of the executives (including Mr. Genader) was in the top quarter of recent equity-based awards given by companies within the Peer Group. The theoretical value and number of stock options awarded to each of the Named Executive Officers is reported in the “Option Grants in 2005” table elsewhere in the Proxy Statement.

Ambac maintains clawback provisions relating to stock option and restricted stock unit awards. Under these clawback provisions, executives who violate a non-competition agreement will forfeit any outstanding awards as of the date such violation is discovered and will have to return any gains realized in the six months prior to the violation. The provisions serve to protect Ambac and to help ensure that the executive acts in the best interest of Ambac and its stockholders.

What Was the Value of Total Compensation Given to Each Named Executive Officer?

Set forth below is a summary of the dollar values of the total annual compensation provided, granted to or receive by each named executive officer for the fiscal year ended December 31, 2005.

	Cash Compensation			Potential Value of Fiscal 2005 Long-Term Incentive Awards		Total Compensation
	Salary Paid in Fiscal 2005	Bonuses Paid for Fiscal 2005	Other (1)	Stock Options (2)	Restricted Stock Units

Robert J. Genader	$575,000	$900,000	$63,304	$2,335,300	$2,000,070	$5,873,674
President and Chief Executive Officer

John W. Uhlein III	300,000	618,750	22,834	743,050	650,010	2,334,644
Executive Vice President

Sean T. Leonard(3)	350,000	625,000	808	125,005	125,058	1,225,871
Senior Vice President and Chief Financial Officer

William T. McKinnon	300,000	595,000	22,314	265,375	340,142	1,522,831
Senior Managing Director

Douglas Renfield-Miller	250,000	558,750	20,529	530,750	498,389	1,858,418
Senior Managing Director

David W. Wallis(4)	238,823	755,134	156,694	191,070	135,048	1,476,769
Senior Managing Director

(1)	The “Other” column is the total of the amounts shown for fiscal 2005 in the “Other Annual Compensation” and “All Other Compensation” columns of the Summary Compensation Table on page 25.

(2)	The value of the stock options are the same value as those presented in the “Option Grants in 2005” located on page 27.

(3)	In addition to his year-end 2005 performance bonus, in June 2005, Mr. Leonard received a sign on bonus of $150,000 when he joined Ambac as Senior Vice President and Chief Financial Officer. In July 2005, as a result of his election as Ambac’s new Chief Financial Officer, the Compensation Committee awarded Mr. Leonard $125,000 in RSUs and 6,614 stock options.

(4)	Mr. Wallis’s salary and bonus were converted to U.S. dollars using an average of the exchange rate for the British Pound for 2005 of 1.8196.

(5)	As disclosed in our Form 8-K dated January 23, 2006 and filed on January 27, 2006, the following long–term incentive awards were granted for 2006 by the Committee on January 27, 2006:

Named Executive Officer	2006 RSU Award	2006 Stock Option Award
Robert J. Genader	$1,600,000	$2,447,500
John W. Uhlein III	$375,000	$ 778,750
Sean T. Leonard	$375,000	$ 422,750
William T. McKinnon	$225,000	$ 278,125
Douglas Renfield-Miller	$250,000	$ 556,250
David W. Wallis	$135,000	$ 200,250

What Other Benefits Do We Provide to Our Executives?

Our executives participate in retirement plans, health plans, and other voluntary benefit plans that we make available to all Ambac employees generally. These plans include Ambac matching certain employee contributions to its 401(k) savings plan and providing all eligible employees a 3% profit sharing contribution and a 3% supplemental profit sharing contribution, each of which is allocated as directed by the employee. These amounts for Ambac’s Named Executive Officers are included under the caption “All Other Compensation” in the Summary Compensation Table on page 25. We also provide our executives with long-term disability insurance for the cash bonus portion of their annual compensation. In addition, we offer our executives and all eligible managing directors a voluntary deferred compensation program.

Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. These agreements, and the employment agreements with Ambac’s Chief Executive Officer and Chief Risk Officer, which include comparable change in control provisions, are discussed elsewhere in the Proxy Statement.

How Did We Compensate the Chief Executive Officer for his Performance in 2005?

Base Salary	Mr. Genader’s salary is based on the criteria described in this report and subject to the same philosophical approach as other executives. For 2005, although Mr. Genader’s salary was increased to move closer to the median of the Peer Group, Mr. Genader’s salary remains at the low end of the range of median base salaries paid by our competitors in the financial guarantee industry.

Incentive Compensation	We determined Mr. Genader’s incentive compensation in accordance with the policies described above relating to all executives based on substantially the same factors. As discussed above, like the other executives, the Committee decided to pay Mr. Genader’s bonus outside the EIP and not take any tax deduction this year for bonus or equity based compensation in excess of $1 million. Rather, when determining Mr. Genader’s incentive compensation, we evaluated him based on Ambac’s overall performance and its progress on strategic objectives, and compared his compensation to that of Chief Executive Officers of the Peer Group noted above.

Mr. Genader’s compensation reflects Ambac’s financial performance and Ambac’s progress as it relates to its performance priorities.

-   The Company led the industry in premium production ($1,249 million) despite the adverse effects of industry-wide tight spreads, increased competition and excess liquidity in the structured finance markets.

-   The Company successfully expanded into several new product areas and new markets.

-   The Company remained the industry leader with an expense ratio of 14%.

-   The Company’s forward P/E remains the highest in the industry.

Based on these factors, for 2005, we awarded Mr. Genader total compensation of $5,810,370, comprised of the following:

Base Salary for 2005	$575,000
Annual Performance Bonus for 2005	$1,200,000	*
(less amount of bonus deferred in RSUs)	$(300,000)
Total Paid Cash Bonus	$900,000

Long Term Incentive Compensation Awarded in 2005:
Stock Options ($)	$2,335,300
Restricted Stock Units	$2,000,070	*

Total	$5,810,370

*Mr. Genader elected to defer 25% of his 2005 bonus in RSUs. The market value of the Ambac shares underlying these RSUs on the date of grant is $400,034. This amount is included in the total amount of restricted stock units awarded.

Mr. Genader’s equity-based compensation awards contain the same terms and conditions discussed on page 25 in the Summary Compensation table. 71% of Mr. Genader’s compensation was equity-based and its value is tied to the long-term performance of Ambac’s common stock.

How Did the Committee Conduct an Annual Review of the Chief Executive Officer’s Compensation?

We reviewed all forms of Mr. Genader’s compensation and balances in equity, retirement and non-qualified deferred compensation plans, including base salary, cash bonus, long-term incentive awards, and the value of perquisites received for fiscal 2005. We also reviewed total payment obligations to Mr. Genader under Ambac’s voluntary non-qualified deferred compensation plan, the Savings Incentive Plan, qualified and non-qualified pension plans as well as the aggregate value of restricted stock units and stock options held at year-end.

Mr. Genader has a “Change in Control” severance agreement consistent with the provisions outlined on pages 33 and 34 describing the management retention agreement Ambac has entered into with all executives. With respect to a “change of control”, the Committee has provided no special arrangements for Mr. Genader.

If Mr. Genader’s employment terminates with Ambac on or before December 31, 2006, he would be entitled to compensation as described below.

If Mr. Genader voluntarily terminates his employment and retires from Ambac, pursuant to the terms of Ambac’s 1997 Equity Plan, as amended, all equity awards and balances under voluntary non-qualified deferred compensation plans granted in prior years that were previously disclosed would vest. Mr. Genader would have three years from retirement to exercise vested stock options (subject to earlier expiration by the terms of the underlying grant) and all restricted stock units would be settled no later than two years following his retirement.

If Mr. Genader is terminated as a result of a change in control or resigns for “Good Reason” following a change in control, he would be entitled to the severance outlined on page 33 and all equity awards and balances under voluntary non-qualified deferred compensation plans granted in prior years that were previously disclosed would vest.

If Mr. Genader is terminated by the Company for “Cause”, he would forfeit all of his unvested equity awards and not be entitled to severance.

What Will Be the Committee’s Criteria for Establishing Compensation for the CEO in 2006?

In an effort to provide continued enhanced transparency in establishing compensation for the CEO, we have adopted the following pay criteria for 2006. The maximum incentive compensation (payable in cash and/or equity awards) for the 2006 calendar year under the terms of the EIP shall be the lesser of (a) $5 million or (b) the amount derived from the incentive compensation formula set forth below. The actual incentive compensation awarded may be equal to or less than but may not exceed the maximum incentive compensation.

The formula for determining the incentive compensation for 2006 is as follows:

2006 Return on Equity	2006 Incentive Compensation Formula (Bonus + Restricted Stock) (Dollar Amounts in Millions)
	CEO Formula Maximum	Named Executive Officers #2-5 Formula Maximum	All Other Executive Officers Formula Maximum
12% or higher	$5.00	$4.00	$3.00
9-11.99%	$4.50	$3.50	$2.50
6-8.99%	$3.75	$2.75	$1.75
5.99-1%	$1.75	$1.00	$0.50
Less than 1%	$0.00	$0.00	$0.00

“Return on Equity” is defined as 2006 return on equity (net operating income for 2006) divided by average stockholders equity (calculated excluding unrealized gains and losses on securities) for 2006.

In evaluating the CEO’s performance, we will review the factors in Ambac’s Executive Incentive Plan as well as other factors outlined herein that were used in evaluating the CEO’s 2005 performance.

What Is Ambac’s Policy regarding Internal Revenue Code Section 162(m)?

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to a company’s CEO and the four other most highly compensated executive officers serving on the last day of the year. The Committee considers the impact of this rule when developing and implementing Ambac’s executive compensation program.

Historically, the Committee has taken necessary actions to ensure the deductibility of payments of its annual bonuses and stock options, whenever possible. However, as discussed above, we found that the formula we adopted for 2005 under the EIP did not adequately address unusual items such as the impact of Hurricane Katrina. As such, the Committee excluded the impact of the reserve set aside for potential claims as a result of Hurricane Katrina and decided to pay annual incentive bonuses outside the plan. This resulted in approximately $1.2 million of non-deductible compensation. In addition, our long-term incentive awards of restricted stock units granted under our plans generally do not qualify as “performance based compensation” excluded from the deductibility cap under Section 162(m). Therefore, compensation realized upon settlement of restricted stock units in some cases will result in non-deductible compensation, including in the case of the CEO.

Based on the regulations issued by the Internal Revenue Service, for 2006, we have taken the necessary actions which we expect will result in the deductibility of payments under Ambac’s EIP and with respect to future awards of stock options and restricted stock units granted under our plans. While we view preserving tax deductibility as an important objective, we do not consider it to be the sole objective in establishing executive compensation. In specific instances, we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of Ambac.

What are Ambac’s Stock Ownership Guidelines?

We continue to apply our stock ownership guidelines to all managing directors and executive officers. The guidelines set an appropriate level of ownership of Ambac stock (based on the market value of Ambac common stock) as a multiple of the officer’s total cash compensation (base salary plus cash bonus). The multiple ranges from a high of seven times total cash compensation (in the case of Mr. Genader) to a low of one and one-half times total cash compensation for managing directors. For the purposes of computing an executive’s ownership towards their target, we consider shares owned by the executive, family members and trusts for the executive or family members, shares held in the Ambac stock fund of our SIP and sixty percent of the value of restricted stock units granted and outstanding. We do not consider any stock options. Of our Named Executive Officers, Messrs. Genader and Uhlein have met their stock ownership guidelines.

We believe these guidelines have the positive effect of further aligning the interests of the executives with all stockholders.

Conclusion	Attracting and retaining talented and motivated management and employees is essential to creating long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of management and employees with those of stockholders. We believe that Ambac’s 2005 compensation program met these objectives.

The Compensation Committee W. Grant Gregory, Chairman Michael A. Callen Jill M. Considine Thomas C. Theobald Laura S. Unger Henry D.G. Wallace

March 17, 2006

Performance Graph

The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor’s 500 Stock Index and the Investor’s Business Daily Insurance—Property/Casualty/Title Index.

The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 2000, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.

If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to approximately $1,234 by the end of 2005. This compares with a $100 investment growing to approximately $429 in the S&P 500 Index and to approximately $206 in the IBD Insurance Property/Casualty/Title Index.

For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Eight Directors

General

The Board has nominated eight directors for election at the Annual Meeting. Each nominee is currently serving as a director. If you re-elect them, they will hold office until the next Annual Meeting or until their successors have been elected. Each nominee also serves as a director of Ambac Assurance.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting.

NOMINEES

Phillip B. Lassiter Age 62 Director since 1991	Non-Executive Chairman of the Board of Ambac and Ambac Assurance since January 27, 2004. Mr. Lassiter served as the Chairman and Chief Executive Officer of Ambac from April 1991 until January 27, 2004, and also served as President of Ambac and Ambac Assurance from August 1992 to January 2001. Mr. Lassiter joined Ambac in 1991 from Citibank, where he was a member of the Policy Committee and Finance Committee and served as Deputy Sector Head for Citibank’s North American investment and corporate banking activities. Mr. Lassiter also serves as a director of Fidelity National Information Services Incorporated and Diebold Inc.

Michael A. Callen Age 65 Director since 1991	President, Avalon Argus Associates, LLC (financial consulting) since April 1996. Mr. Callen was Special Advisor to the National Commercial Bank located in Jeddah in the Kingdom of Saudi Arabia from April 1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct Professor at Columbia University Business School during 1992. He was a director of Citicorp and Citibank and a Sector Executive for Citicorp from 1987 until January 1992. Mr. Callen also serves as a director of Intervest Corporation of New York and Intervest Bancshares Corporation.

Jill M. Considine Age 61 Director since 2000	Chairman and Chief Executive Officer of The Depository Trust & Clearing Corporation and its subsidiaries (securities depository and clearing house) since January 1998. Prior to joining The Depository Trust Company, Ms. Considine served as the President of the New York Clearing House Association, L.L.C. from 1993 to 1998. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd., from 1991 to 1993. Prior to that, Ms. Considine served as the New York State Superintendent of Banks from 1985 to 1991. Ms. Considine also serves as a director of the Atlantic Mutual Insurance Companies, The Interpublic Group of Companies, Inc. and the Federal Reserve Bank of New York.

Robert J. Genader Age 59 Director since 2001	President and Chief Executive Officer of Ambac and Ambac Assurance. Mr. Genader was elected as Ambac’s Chief Executive Officer on January 27, 2004. Since January 2001, Mr. Genader has served as the President of Ambac and Ambac Assurance. From January 2001 to January 2004, Mr. Genader served as Ambac’s Chief Operating Officer. Mr. Genader has been a director of Ambac Assurance since 1992. Mr. Genader served as a Vice Chairman of Ambac and Ambac Assurance from January 1998 to January 2001. Mr. Genader served as an Executive Vice President of Ambac from 1991 to January 1998 and Ambac Assurance from 1986 to January 1998. He joined Ambac Assurance from Citibank in 1986. Mr. Genader also served as Chairman of the Association of Financial Guaranty Insurors from January 1994 to January 1996.

W. Grant Gregory Age 65 Director since 1991	Chairman of Gregory & Hoenemeyer, Inc. (merchant banking) since 1988. Mr. Gregory retired in 1987 as Chairman of the Board of Touche Ross & Co., now Deloitte and Touche.

Thomas C. Theobald Age 68 Director since 2004	Senior Advisor for Chicago Growth Partners (Formerly William Blair Capital Partners) and former Chairman and Chief Executive Officer of Continental Bank Corp. Mr. Theobald joined William Blair Capital Partners in 1994 following his role as Chairman and CEO of Continental Bank, where he had served since 1987 until its sale to BankAmerica in 1994. Prior to 1987, Mr. Theobald worked at Citicorp/Citibank for over 25 years in various capacities in the domestic and international sectors, including serving as Vice Chairman from 1982 to 1987. Mr. Theobald also serves as the Chairman of the Board for Columbia Mutual Funds and as a director for Anixter International, Jones Lang LaSalle Incorporated and Ventas Inc. He also is a director of the MacArthur Foundation.

Laura S. Unger Age 45 Director since 2002	Private Consultant and Former SEC Commissioner. Ms. Unger currently has her own consulting business, advising clients on a range of securities, legal, regulatory and policy matters. After resigning her Commissioner seat, Ms. Unger joined CNBC in July 2002 and served as CNBC’s Regulatory Expert until July 2003. From February 2001 until August 2001, Ms. Unger served as Acting Chairman of the SEC. From November 1997 to February 2002, Ms. Unger served as a SEC Commissioner. Before being appointed to the SEC, Ms. Unger served as Securities Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC in Washington, D.C. and New York City. Ms. Unger also serves as a director of Computer Associates International, Inc.

Henry D. G. Wallace Age 60 Director since 2004	Former Group Vice President and Chief Financial Officer of Ford Motor Company (auto manufacturing). Mr. Wallace was Group Vice President and Chief Financial Officer of Ford Motor Company from January 1999 until he retired in December 2001. In 1998, he served as Vice President of Strategic Planning and CFO for Ford’s European Operations. From 1996-1997, he served as President and CEO of Mazda Motor Corporation. Mr. Wallace also serves as a director of Diebold, Inc., Lear Corporation and Hayes Lemmerz International, Inc.

The Board recommends that you vote “FOR” the election of all eight nominees for director.

Proposal 2: Ratify Selection of KPMG LLP, an Independent Registered Public Accounting Firm, as Independent Auditors for 2006

We are asking you to ratify the Audit and Risk Assessment Committee of the Board of Directors’ selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2006. KPMG LLP has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

Representatives of KPMG LLP will attend the Annual Meeting to answer your questions. They also will have the opportunity to make a statement if they desire to do so. The work performed by KPMG LLP during 2005 and the related fees are set forth below.

Audit and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by KPMG LLP during those periods. All of the fees presented below were approved by Ambac’s Audit and Risk Assessment Committee.

Audit Related Expenses	2005	2004
Audit Fees (1)	$2,603,000	$2,285,000
Audit Related Fees (2)	95,000	96,500
Tax Fees (3)	88,000	87,500
All Other Fees (4)	0	24,500
Total	$2,786,000	$2,493,500

(1)    Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, the audit of internal control over financial reporting as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and comfort letters and accounting advice on completed transactions.

(2)    Audit related fees consisted principally of audits of employee benefit plans and certain accounting consultations.

(3)    Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiaries.

(4)    All other fees consist principally of services related to regulatory compliance.

Policy on Audit and Risk Assessment Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit and Risk Assessment Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit and Risk Assessment Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit and Risk Assessment Committee for approval.

1. Audit services include audit work performed in connection with the annual and quarterly financial statements, the audit of internal control over financial reporting as well as work that generally only the independent auditor can reasonably be expected to provide, including consents, comfort letters, statutory audits, and attest services.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards.

3. Tax services include all services performed by the independent auditor for tax compliance and tax advice.

4. Other Fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.

Prior to engagement, the Audit and Risk Assessment Committee pre-approves these services by category of service. The fees are budgeted and the Audit and Risk Assessment Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, any audit services provided by the independent auditor will be pre-approved by the Audit and Risk Assessment Committee or, between meetings of the Audit and Risk Assessment Committee, by its Chairman pursuant to authority delegated by the Audit and Risk Assessment Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit and Risk Assessment Committee, and he has undertaken to confer with the Audit and Risk Assessment Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.

The Board recommends that you vote “FOR” ratification of the selection of KPMG LLP, an independent registered public accounting firm, as independent auditors for 2006.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee has established criteria for director candidates, which is discussed in more detail above on page 13.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

•	You must notify the Corporate Secretary in writing not less than 60 days nor more than 90 days before the Annual Meeting.

•	If we give you less than 70 days’ notice of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

•	Your notice must contain the specific information required in our By-laws.

Please note that these By-laws requirements relate only to matters you wish to bring before your fellow stockholders at an Annual Meeting. They do not apply to proposals that you wish to have included in our proxy statement.

If you wish to submit proposals to be included in our 2007 proxy statement, we must receive them on or before Tuesday, November 28, 2006. Please address your proposals to: Anne Gill Kelly, Corporate Secretary, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of Ambac.

By order of the Board of Directors,

Anne Gill Kelly

Managing Director, Corporate Secretary

and Assistant General Counsel

March 27, 2006

Appendix A

AMBAC FINANCIAL GROUP, INC.

Charter of the Audit and Risk Assessment Committee of the Board of Directors

(As of July 19, 2005)

Mission

The mission of the Ambac Financial Group, Inc. Audit and Risk Assessment Committee (the “Committee”) is to monitor the corporate control and risk environment of Ambac Financial Group, Inc. (the “Company”). The purpose of the Committee shall include, among other things, to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: 1) the integrity of the Company’s financial statements and other financial information that is provided to stockholders; 2) the performance of the Company’s internal audit function and the Company’s independent auditors; 3) the independent auditors’ qualifications and independence; 4) the Company’s compliance with relevant legal, regulatory and accounting requirements; and 5) the performance and effectiveness of the Company’s management of its portfolio credit and market risks. It is the objective of the Committee to maintain free and open means of communications among the Board of Directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

Membership and Meeting Requirements

The Committee will meet as often as it determines but not less frequently than quarterly. In addition, the Committee shall, periodically, meet separately with the General Counsel, the Director of Internal Audit, the executive officer in charge of the Portfolio and Market Risk Management Group and the independent auditors in order to fulfill its duties and make regular reports to the Board.

The Committee will be comprised of at least four independent directors, who, in the judgment of the Board of Directors, are financially literate or who become financially literate within a reasonable period of time. Each member of the Committee will satisfy all independence and other membership requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the “Act”), related rules of the United States Securities and Exchange Commission (the “SEC”) and the Company’s categorical standards of independence set out in the Company’s Corporate Governance Guidelines. At least one member of the Committee will be an “audit committee financial expert”, as defined under the rules of the SEC, or, if no member of the Committee is an “audit committee financial expert”, then such fact will be disclosed in the Company’s filings with the SEC. At least one member of the Committee will also have, in the judgment of the Board of Directors, accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards (provided that the Board may presume that an individual who qualifies as an “audit committee financial expert” satisfies this requirement as well).

Members of the Committee shall not serve on more than two other public company audit committees.

As directed or required by the Committee, the Company’s Head of the Portfolio and Market Risk Management Group, Chief Financial Officer, the General Counsel, representatives from the Company’s independent auditors, the Director of Internal Audit, Chief Executive Officer, President or other members of management of the Company will attend Committee meetings.

Duties and Responsibilities

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the independent auditors are responsible for auditing the financial statements and reviewing the unaudited financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors and not to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America (GAAP). In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The following responsibilities are within the authority of the Committee, and shall not be delegated or allocated to a different committee of the Board:

1)	Report regularly to the Board to discuss issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

2)	Prepare a report, for inclusion in the Company’s proxy statement or, if applicable, Annual Report on Form 10-K, as required by the rules of the SEC, disclosing that the Committee:

a)	reviewed and discussed the audited financial statements with management;

b)	discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the independent auditors to communicate to the Committee matters related to the conduct of the audit);

c)	received the written disclosures and the letter from the auditors regarding the auditors’ independence, including all non-audit services and fees and discussed the auditors’ independence as required by Independent Standards Board Standard No. 1 with the auditors (which requires the independent auditors to disclose any relationship that could impact the auditors’ objectivity and independence);

and that, based on the review and discussions referred to in paragraphs (a) through (c), recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K.

3)

Review with management and the independent auditors the Company’s annual financial statements prior to the filing of its Form 10-K and its quarterly financial statements prior to the filing of its Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Also, the Committee shall discuss the results of the independent auditors’ annual audits and quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under the standards of the Public Company Accounting Oversight Board (PCAOB).

4)	Review annually with management and the Company’s independent auditors:

a)	all critical accounting practices and policies to be used; and

b)	all alternative treatments of financial information within GAAP that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors.

5)	Review with management and the Company’s independent auditors:

a)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

b)	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative GAAP methods on the Company’s financial statements;

c)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

d)	the effect, if any, of new or pending accounting pronouncements.

6)	Review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditors’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

7)	Discuss with management, the internal auditors and the independent auditors management’s process for assessing effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

8)	Review on a regular basis with both the Company’s independent auditors and internal auditors any problems or difficulties encountered by the auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. In connection with the above, the Committee should review with the independent auditors:

a)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

b)	any communications between the audit team and the independent auditor’s national office regarding auditing or accounting issues; and

c)	all other material written communications between the independent auditors and management, including any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors that is in addition to their report on the effectiveness of internal control over financial reporting.

9)	Discuss the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” information not in compliance with GAAP ), as well as review any financial information and earnings guidance provided by the Company to analysts and rating agencies, provided that the Committee need not discuss in advance, in each instance, such disclosures.

10)	Resolve all disagreements between management and independent auditors regarding financial reporting or audit, review or attest services.

11)	Select the Company’s independent auditors, approve the fees and terms of the independent auditors’ engagement, review the overall scope of the annual audit plan of the independent auditors, including planning and staffing, review and evaluate the performance and independence of the independent auditors, including the lead audit partner and other audit partners serving the account, monitor the auditors’ compliance with SEC partner rotation requirements, and make decisions regarding the replacement or termination of the independent auditors. When evaluating the independent auditors, the Committee should consider the opinions of management and the Company’s internal auditors, and should consider the desirability of regularly rotating the Company’s independent auditors.

12)	Pre-approve all permitted audit-related and non-audit services performed by the independent auditors. The Committee may adopt policies and procedures that provide for the automatic pre-approval of permitted audit-related and non-audit services to be provided by the independent auditors and/or the delegation of pre-approval authority to the Chairman of the Audit and Risk Assessment Committee.

13)	At least annually, obtain and review a report from the Company’s independent auditors describing:

a)	the independent auditors’ internal quality-control procedures;

b)	any material issues raised by the most recent internal quality-control review, or peer review, or PCAOB review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, regarding any independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

c)	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category); and

d)	compliance with professional and regulatory requirements regarding the conduct of their audit, including that the audit was conducted in a manner consistent with Section 10A of the Exchange Act and no action under Section 10A(b) of the Securities and Exchange Act of 1934 has been initiated.

14)	Set clear hiring policies for employees and former employees of the independent auditors.

15)	Evaluate whether management is setting the appropriate control environment through an annual review of the Company’s entity–level controls, including but not limited to their enforcement of a positive business ethics environment, the establishment of fraud monitoring and fraud prevention controls across all business and monitoring the enforcement of the Company’s Code of Business Conduct.

16)	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17)	Review the Company’s disclosure controls and procedures policy and other steps the Company has taken to ensure that all financial and non-financial information required to be disclosed is collected, summarized, evaluated and reported within the time periods specified in the SEC’s rules and forms, including receiving a quarterly report regarding any Form 8-Ks filed during the prior quarter.

18)	Review annually with the Company’s internal auditors and independent auditors the Company’s guidelines and policies relating to risk assessment and risk management, including the identification of potential fraud risk, fraud protection and fraud detection methods.

19)	Review annually with management guidelines and policies of the Company’s risk management and underwriting areas, including the Company’s insured book of business, derivatives business and investment portfolios and discuss other steps management has taken to monitor and control the Company’s major financial risk exposures.

20)	Review quarterly with the Head of the Portfolio and Market Risk Management Group, the Company’s current adversely classified credit book, with particular focus on problem credits.

21)	Review with the chief executive officer and chief financial officer, as appropriate, and independent auditors, periodically, the following:

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors;

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

c)	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and

d)	procedures undertaken in connection with the CEO and CFO certifications for Form 10-K and 10-Q’s, including their evaluation of the Company’s disclosure controls and procedures and internal controls.

22)	Review the Company’s internal audit function, including its independence, its responsibilities, budget and staffing, the scope of the audits, the findings of the internal auditors, and management’s response and implementation of such recommendations.

23)	Review with the Company’s general counsel, and outside counsel, when appropriate, all legal and regulatory matters, if any, that may have a material impact on the Company’s financial statements and the Company’s compliance policies, and any material reports or inquiries received from regulators or government agencies

24)	Conduct or authorize investigations and engage special legal, accounting or other consultants to help advise the Audit and Risk Assessment Committee with such investigations, into any matters within the Committee’s scope of responsibilities.

25)	Conduct, and review with the Board, an annual performance evaluation of the Committee.

26)	Review and assess the adequacy of this audit and risk assessment committee charter on an annual basis and make any recommended changes.

27)	As appropriate, obtain advice and assistance from outside legal, accounting and other advisors, consultants or experts, and ensure that the Company provides appropriate funding for the payment of the fees of such advisors.

28)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

ONE STATE STREET PLAZA, NEW YORK, NY 10004

Ambac Financial Group, Inc.

c/o Corporate Election Services

P.O. Box 1150

Pittsburgh, PA 15230-1150

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone. You will be prompted to enter your Control Number (indicated below), and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.cesvote.com. You will be prompted to enter your Control Number (indicated below) and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.

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AMBAC FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 2, 2006.

The undersigned hereby appoints Gregg L. Bienstock and Anne Gill Kelly, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 2, 2006 at 11:30 a.m., local time, at Ambac’s executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

Signature(s)

Signature(s)

IMPORTANT: Please sign EXACTLY as your name(s) appears on the left. Joint owners should each sign. If you are signing as an executor, administrator, trustee, guardian, attorney or corporate officer, please give your full title.

Date:                                                                             ,   2006

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

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AMBAC FINANCIAL GROUP, INC.	PROXY

Please indicate below how you wish your shares to be voted. Unless you indicate otherwise, your proxy will vote “FOR” all of the Proposals on this card. We cannot vote your shares unless you sign, date and return this card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

1.	Elect Eight Directors
Nominees:
	(1) Phillip B. Lassiter	(2) Michael A. Callen	(3) Jill M. Considine	(4) Robert J. Genader
	(5) W. Grant Gregory	(6) Thomas C. Theobald	(7) Laura S. Unger	(8) Henry D.G. Wallace

❑	FOR all nominees listed above. (Except as listed to the contrary below.)	❑	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name(s) or number(s) below.

2.	Ratify Selection of KPMG LLP as Independent Auditors for 2006.	❑ FOR	❑ AGAINST	❑ ABSTAIN

TO BE SIGNED AND DATED ON REVERSE SIDE